UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Gaming and Leisure Properties, Inc.
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2022 Notice of Annual Meeting

OF SHAREHOLDERS & PROXY STATEMENT

GAMING & LEISURE

PROPERTIES, INC

A L e t t e r f r o m O u r C E O

Greetings Fellow Shareholders,
The Board of Directors of Gaming and Leisure Properties, Inc. (the “Company”) cordially invites you to attend the 2022 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be conducted in a virtual format on June 16, 2022 at 10:00 a.m. EDT. Shareholders will be able to listen, vote and submit questions from a remote location. Information on how to participate in this year’s virtual Annual Meeting can be found in the accompanying Notice of Annual Meeting of Shareholders.
2021 proved to be yet another exceptional year for the Company and its shareholders. We continued to leverage our knowledge of the real estate and gaming sectors to create long-term growth for our shareholders by expanding our existing relationships and completing strategic transactions with an impressive new partner. Total revenues in 2021 exceeded $1.2 billion and the Company's portfolio has grown from 22 properties in 2014 to 55 properties today. The Company's total shareholder return for the three-year period ending December 31, 2021 was 84%.
In 2021, we entered into definitive agreements to acquire $1.96 billion in new properties, including a new partnership with large scale experiential real estate developer, The Cordish Companies. In December, we entered into agreements to acquire the real estate assets of the Live! Casino & Hotel Maryland, Live! Casino & Hotel Philadelphia and Live! Casino Pittsburgh, which resulted in the Company adding a marquee partner in The Cordish Companies to its already impressive existing roster of recognized, industry leading tenants. The strategic partnership between the Company and The Cordish Companies further positions us for growth, as it includes a binding partnership on future casino development pursued by Cordish as well as potential strategic partnership opportunities in other non-gaming areas. We also strengthened our existing relationship with Bally's Corporation by entering into strategic, accretive transactions that include, among other things, a right of first refusal on potential new development opportunities in several states.
The Company demonstrated impressive balance sheet management in 2021, raising significant capital for announced acquisitions while extending maturities and decreasing the average rate of the Company's outstanding debt. We issued $800 million in 3.25%, 10-year senior unsecured notes and $662 million in equity, including $271 million through our low-cost at-the-market program.
We were pleased to announce in September that the Company expanded its Board by appointing JoAnne A. Epps. Ms. Epps has vast knowledge and experience in real estate, education, government and civic activities, and she enhances and complements our already impressive panel of directors. She is widely recognized as a leader in the promotion of women and minorities in the fields of law and education. Most recently, Ms. Epps was appointed to the Company's Nominating and Corporate Governance Committee, which is responsible with oversight of the Company's environmental, social and governance (“ESG”) initiatives and framework.
Through the last year, we have continued our work to develop and implement meaningful initiatives and further reinforce our commitment to operating responsibly as a triple-net REIT. Illustration of these efforts included formalization of a tenant engagement process focused on ESG partnerships and initiatives as well as inclusion of certain green-lease provisions in the Company's leases.
At this year’s Annual Meeting you will be asked to: (i) elect experienced and distinguished directors to serve until the 2023 Annual Meeting of the Shareholders and until their respective successors are duly elected and qualified; (ii) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year; and (iii) approve, on advisory basis, the Company’s executive compensation. The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe these matters in detail. Please read this information carefully. The Board of Directors unanimously believes that each of these matters is advisable and will support the best interests of our Company and our shareholders. Accordingly, the Board of Directors recommends a vote FOR each of the proposals.
As we move forward, our Board continues to examine, evaluate and address the short-term needs and long-term strategies of the Company in an expanding gaming REIT landscape that continues to see new entrants. The Company is well-positioned for future growth, and we feel confident in our ability to continue our demonstrated track record of shareholder value creation.
Thank you for your support and confidence.
Sincerely,
Peter M. Carlino
Chairman and Chief Executive Officer
Gaming and Leisure Properties, Inc.	2022 Proxy Statement

N o t i c e o f A n n u a l M e e t i n g o f S h a r e h o l d e r s o f G a m i n g a n d L e i s u r e P r o p e r t i e s , I n c .
Notice of Virtual-Only Meeting of Shareholders on June 16, 2022
Gaming and Leisure Properties, Inc. (the “Company” or “GLPI”) has decided to forego an in person this year to conduct the required annual business of GLPI. Instead, the Company's 2022 annual meeting of shareholders (the “Annual Meeting”) will be held on Thursday, June 16, 2022 at 10:00 a.m. (EDT) by means of a live virtual-only on-line webcast, for the purpose of considering and acting on the following proposals:
1
To elect Peter M. Carlino, JoAnne A. Epps, Carol (“Lili”) Lynton, Joseph W. Marshall, III, James B. Perry, Barry F. Schwartz, Earl C. Shanks and E. Scott Urdang as directors to hold office until the Company's 2023 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified.

2	To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year.
3	To approve, on a non-binding advisory basis, the Company's executive compensation.
4	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Shareholders of record of the Company's common stock (Nasdaq: GLPI) as of the close of business on April 12, 2022 are entitled to vote at the Annual Meeting and any postponements or adjournments of the meeting.
By order of the Board of Directors,
Peter M. Carlino
Chairman of the Board of Directors
Wyomissing, Pennsylvania
April 28, 2022

Your Vote is Important
Please vote as promptly as possible by using the Internet or by telephone or by signing, dating and returning the Proxy Card mailed to those who receive paper copies of this Proxy Statement. You may also vote at the Annual Meeting by following the instructions in this Proxy Statement. This Notice of Annual Meeting and accompanying Proxy Statement are first being made available to our shareholders on or about April 28, 2022.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on June 16, 2022: The Notice of Annual Meeting, Proxy Statement, and Annual Report to Shareholders for the year ended December 31, 2021 are available at www.virtualshareholdermeeting.com/GLPI2022.

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A C C E S S T O T H E 2 0 2 2 V I R T U A L - O N L Y A N N U A L M E E T I N G
The 2022 annual meeting of the Company's shareholders will be conducted virtually over the Internet by means of a live audio webcast (the “Virtual Annual Meeting”). The Company will not conduct an in-person meeting of shareholders in 2022. Only shareholders who own GLPI common stock as of the close of business on April 12, 2022 will be entitled to attend the Virtual Annual Meeting.
If you wish to attend the Virtual Annual Meeting, regardless of whether your shares are registered in your name with GLPI’s transfer agent, Continental Stock Transfer & Trust Company (“Continental Stock Transfer”), or your shares are held by a stock brokerage account or by a bank or other holder of record, go to www.virtualshareholdermeeting.com/GLPI2022 and enter the control number you received on your proxy card or notice of the annual meeting. You are not required to register before the Virtual Annual Meeting starts.
Shareholders participating in the Virtual Annual Meeting will be in a listen-only mode and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the Virtual Annual Meeting, virtual attendees are able to:
•	vote using the Virtual Annual Meeting website; and
•	submit questions or comments to the Company’s officers during the meeting by typing in the field provided on the Virtual Annual Meeting website.
Shareholders will also have the option to call in to the Virtual Annual Meeting and listen by telephone by calling:
Optional telephone access (listen-only):
Within the U.S. and Canada: 877-346-6110 (toll-free)
Outside of the U.S. and Canada: +1 314-696-0511 (standard rates apply)
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T A B L E O F C O N T E N T S

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P R O X Y S U M M A R Y
This Proxy Statement is furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Gaming and Leisure Properties, Inc. (“GLPI”, the “Company”, “we”, “us” and “our”) for the Annual Meeting of Shareholders of the Company to be held via a live virtual-only online webcast on June 16, 2022 (the “Annual Meeting”), and any postponements or adjournments of the meeting.
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider and you should read the entire Proxy Statement before voting. For more complete information regarding the Company's 2021 performance, please review the Company's Annual Report to Shareholders for the year ended December 31, 2021.
2022 Annual Meeting of Shareholders
Time and Date	Place	Record Date
10:00 a.m. EDT June 16, 2022	If you plan to attend the virtual-only Annual Meeting, please follow the instructions provided in this Proxy Statement to gain access to the Annual Meeting.	April 12, 2022 Number of Common Shares Eligible to Vote at the Meeting as of the Record Date: 247,834,522
On or about April 28, 2022, we will mail to each of our shareholders (other than those who previously requested electronic delivery or to whom we are mailing a paper copy) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the Internet and how to submit a proxy electronically using the Internet.

Voting Matters
Matter	Board Recommendation	Page Reference (for more detail)
Election of Directors	FOR each director nominee	14
Ratification of Independent Registered Public Accounting Firm	FOR	57
Non-Binding Advisory Vote to Approve Executive Compensation	FOR	58

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B O A R D N O M I N E E S
The following table provides summary information about the director nominees:
			Committee Memberships
Name, Age	Director Since	Principal Occupation	AC	NG	C	Other Public Company Boards
Peter M. Carlino, 75	2013	Chairman, Chief Executive Officer and Principal Financial Officer of Gaming and Leisure Properties, Inc				Penn National Gaming, Inc. (Emeritus)
JoAnne A. Epps, 70	2021	Senior Advisor to the President of Temple University and a member of the faculty of the Temple University Beasley School of Law				Pennsylvania Real Estate Investment Trust (Trustee)
Carol “Lili” Lynton, 60	2019	Co-founder and Operating Partner, The Dinex Group; Chief Investment Officer, HD American Trust				El Pollo Loco Holdings, Inc.; CIM RACR (Trustee)
Joseph W. Marshall, III, 69	2013	Vice Chairman of Stevens & Lee, PC, and Vice Chairman of Griffin Holdings, LLC	(C)(F)			SIGA Technologies, Inc.
James B. Perry, 72	2017	Retired. Former Chairman and Chief Executive Officer of Isle of Capri Casinos, Inc.			(C)
Barry F. Schwartz, 73	2017	Executive Vice Chairman Emeritus MacAndrews & Forbes Inc.				Revlon, Inc.
Earl C. Shanks, 65	2017	Retired. Former Chief Financial Officer of Essendant, Inc.	(F)			Cognyte Software Ltd.
E. Scott Urdang, 72	2013	Retired. Founder, Chairman, and Chief Executive Officer of Center Square Capital Management, Inc.		(C)
(C)	Chair of the Committee	AC Audit and Compliance Committee	C	Compensation Committee
(F)	Audit Committee Financial Expert	NG Nominating and Corporate Governance Committee
The following matrices summarize the skills, experience and diversity of our Board nominees:

Skills Matrix
Community Engagement
Education
Gaming Industry Experience
Real Estate Industry Experience
HR / Compensation
CEO / Executive Management Experience
Legal/Regulatory
Strategic Planning and Leadership
Corporate Governance/Ethics
Risk Management
Accounting/Finance/Capital Markets
Public Company Board Experience
0
1
2
3
4
5
6
7
8

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BOARD NOMINEES
Board Diversity Matrix
Total Number of Directors: 8
	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	5	0	1
Number of Directors who identify in Any of the Categories Below:
African American or Black	1	0	—	—
Alaskan Native or Native American	0	0	—	—
Asian	0	0	—	—
Hispanic or Latinx	0	0	—	—
Native Hawaiian or Pacific Islander	0	0	—	—
White	1	5	—	—
Two or More Races or Ethnicities	0	0	—	—
LGBTQ+	0
Did not Disclose Demographic Background	1
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2 0 2 1 P E R F O R M A N C E H I G H L I G H T S
Financial Highlights

84%

3-Year Total Shareholder Return

100%

Rent Collected Despite COVID Closures

$391.7M

Equity Raised in Offering to Finance Acquisitions

$1.21B

Total Revenues in 2021 Compared to $591M in 2014

$271.8M

Equity Raised through Low-Cost ATM Program to Finance Acquisitions

$800M

Issued $800M in 3.25% 10-Year Senior Unsecured Notes

Strategic Achievements

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E X E C U T I V E C O M P E N S A T I O N
The overall objective of the Company’s executive compensation program is to compensate members of management in a manner that most effectively incentivizes them to maximize long-term shareholder value, while taking into consideration the interests of other stakeholders and not taking undue financial risks. At the same time, the Compensation Committee believes that the executive compensation program should enable the Company to attract and retain the executive talent needed to grow and further its strategic initiatives. To achieve this goal, the compensation program is heavily weighted toward performance based pay that is tied to several different categories, including total shareholder return (“TSR”), adjusted funds from operations (“AFFO”), dividends per share, and strategic and operational goals. The compensation program is structured on a foundation that includes the following practices:
Key Compensation Practices
Annual incentives aligned with strategic business plan	No uncapped cash bonus or equity award opportunities
Majority of executive compensation tied to rigorous performance goals	No single-trigger change of control benefits
Performance-based equity payouts capped if absolute TSR is negative	Anti-hedging policy prohibiting officers and directors from engaging in derivative or other hedging transactions
Significant share ownership requirements for directors and executive officers	No agreements or arrangements containing tax gross-ups or similar tax indemnification
Appropriate balance between short-term and long-term performance measures	Anti-pledging policy prohibiting pledging of securities except under limited circumstances approved by the Audit and Compliance Committee
Transparency with our shareholders on our compensation program, decisions and practices
Compensation Committee comprised solely of independent directors
Engage independent compensation consultant
Policy enabling Board to "claw back" incentive compensation under certain circumstances
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EXECUTIVE COMPENSATION
Majority of Compensation “At-Risk”
Our executive compensation program is designed to motivate and reward executives to execute our business strategy tied to rigorous performance goals. The majority of our named executive officers’ (“NEOs”) compensation is variable and primarily in the form of “at-risk” compensation. The breakdown of our NEO compensation as a group is as follows:

Key 2021 Compensation Decisions
Below is a snapshot of certain key compensation decisions made by our Compensation Committee for NEOs in 2021:
•	No increases to our Chief Executive Officer’s pay opportunity since our formation
•
20% of cash bonus contingent on meeting specific strategic goals, including balance sheet management, growth initiatives, Environmental, Social and Governance (“ESG”) priorities, shareholder engagement and other strategic initiatives

•	No changes or accommodations to long-term incentive awards and no special or one-time retention awards issued during periods impacted by COVID-19
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R E S P O N S I V E T O S H A R E H O L D E R F E E D B A C K
Our Board and its committees value the opinions of our shareholders and have a proven track record of taking shareholder concerns seriously and responding promptly.
Despite continued COVID-19 related restrictions during the first part of 2021, we continued our proactive engagement efforts with investors. Specifically, the Company held over 300 meetings (virtual and in-person) with firms to discuss various corporate matters and solicit feedback. We spoke at length with our investors during these outreach efforts and engaged in meaningful dialogue with various members of our investors' capital market teams and corporate governance teams and covered a wide range of topics, including capital markets strategy, capital allocation process and strategy, our unique competitive advantages, balance sheet management, gaming industry perspective, tenant relationships, regional gaming, real estate's unique investment merits, matters regarding ESG, and executive compensation.
In furtherance of our ongoing ESG initiatives, we are engaging in several key efforts, including a new Tenant Partnership Program, introduction of green lease terms, assessment of Scope 1 and Scope 2 greenhouse gas emissions, improved diversity at the Board level, and newly implemented policies encouraging employee volunteering and charitable giving.
Shareholder Feedback	Our Response
2021
ESG and Employee Training	We completed company-wide training initiatives on diversity, sensitivity, harassment, inclusion and our Code of Business Conduct
Improved Board Diversity	We appointed JoAnne Epps, a recognized leader in the areas of education, diversity and governance, to our Board and subsequently to the Nominating and Corporate Governance Committee in 2022
ESG and Employee Benefits	We implemented policies that include flexible work schedule, paid time off for volunteering and Company match on employee charitable contributions
Diverse Board Candidates	We committed to include qualified women and underrepresented minority candidates in future searches for Board candidates, including any searches conducted by third-party consultants
ESG Disclosure	Added a stand-alone ESG tear sheet to the Investors section of the Company's website
2020
ESG and Diversity Policies	We implemented an Inclusive Workplace Policy
Corporate Governance	We implemented a Board and Committee self-assessment process
ESG Disclosure	We developed a devoted Corporate Responsibility page to our website and added a Board skills matrix to our 2020 Proxy Statement
2019
Board Diversity	We appointed Carol Lynton to our Board and subsequently to the Nominating and Corporate Governance Committee in 2020
ESG and Diversity Policies	We formalized ESG oversight in our Nominating and Corporate Governance Committee Charter and amended our Corporate Governance Guidelines to demonstrate our commitment to diversity and ESG matters
2018
Plurality Voting Standard	We implemented majority voting with a resignation policy
2017
Single Trigger Change-of- Control	We amended the Company's 2013 Long-Term Incentive Compensation Plan to provide for double-trigger acceleration of awards in the event of a change-of-control
Potential to Earn Maximum Awards with Negative TSR	Performance-Based Restricted Stock Awards granted after January 1, 2018 are capped at target in the event of negative TSR for the performance period
Target Vesting at 40% TSR
We revised our performance-based restricted stock award program to provide for target vesting at the 50% TSR level with minimum vesting at 25%, maximum vesting at 75%, and linear vesting in between achievement levels

No Stock Ownership Guidelines	We implemented stock ownership guidelines for executive officers and non-employee directors
Limited Role of Lead Independent Director	We expanded the role of the Lead Independent Director
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C O R P O R A T E R E S P O N S I B I L I T Y A N D E N V I R O N M E N T A L , S O C I A L A N D G O V E R N A N C E
Our Commitment
We are committed to promoting sustainable business practices and fostering a culture that provides value for our stakeholders and the communities in which our assets are located. With this in mind, we endeavor to integrate ESG practices that create long-term economic value for our shareholders, employees and other constituents. Our Nominating and Corporate Governance Committee has direct oversight of ESG matters, which are discussed thoughtfully by the Nominating and Corporate Governance Committee and reported to our Board of Directors. Recognizing that sustainability is a journey, we are committed to continuous improvement and will strive to promote transparency and communicate our ESG initiatives and stewardship.

Environmental Sustainability and Stewardship
We believe that environmental stewardship is an integral component of being a good corporate citizen and growing shareholder value. We strive to identify and implement sustainable business practices to minimize our environmental impact and improve our efficient use of resources over time with a particular emphasis on energy, water and indoor environmental quality. For our corporate headquarters, our focus on sustainable environmental practices is demonstrated by how we manage and operate the building and plan for the future. We promote environmental and energy efficiency awareness and encourage practices such as automatic light switches to conserve energy in unused spaces, powering down office equipment at the end of the day and recycling waste. Our corporate headquarters building was constructed in 2015 with such efficiencies in mind and similar efficiency and conservation measures were implemented which include, among other things, the installation of motion sensor lighting throughout our corporate headquarters and a sophisticated rainwater management system that includes semi-permeable paving with an underground collection and distribution apparatus that helps to reduce flooding and pollutants in run-off. In 2020, the Company undertook a Scope 1 and 2 greenhouse gas (“GHG”) assessment at its corporate headquarters in order to gain a better understanding of our corporate consumption levels. We remain committed to completing an annual GHG assessment of our corporate headquarters going forward and managing our GHG consumption levels and identifying reduction opportunities, both for ourselves and our tenants.
We are committed to promoting awareness, and educating, influencing and engaging with our tenants where possible regarding sustainability practices and environmentally beneficial energy solutions. The properties in our portfolio are leased to gaming operators in triple-net lease arrangements, meaning each tenant is ultimately responsible for maintaining the buildings, including controlling their energy and water consumption and the implementation of environmentally sustainable practices. However, in furtherance of our commitment to responsible environmental sustainability practices, we have implemented a Tenant Partnership Program focused on promotion of environmental stewardship and engagement in a meaningful dialogue with our tenants on environmental sustainability practices and data compilation, as well as other topics important to our tenant stakeholders. We believe these steps will allow us to begin collecting data necessary to determine Scope 3 GHG emissions. All of our tenants have implemented certain efficiency and conservation measures which are evidenced by their ongoing capital improvement projects some of which include cost-saving indoor and outdoor LED lighting retrofits, installation of energy efficient systems and electric vehicle charging stations.
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CORPORATE RESPONSIBILITY AND ENVIRONMENTAL, SOCIAL AND GOVERNANCE
Social and Human Capital Management
We are committed to fostering a culture that encourages and seeks the betterment of the Company and the communities in which we conduct business. We strive to maintain a corporate environment that fosters a sense of well-being and encourages our employees to focus on their long-term success along with the long-term success of the Company. We offer, among other things, competitive and balanced compensation programs on par with those of our peers and competitors, including well-rounded healthcare, prescription drug and disability insurance benefits for our employees and their families, participation in a 401(k) plan, with a matching contribution by the Company, competitive paid time-off benefits, a parental leave program that applies to both women and men and an employee assistance plan that provides professional support, access to special programs and certain resources to our employees experiencing personal, work, financial or family related issues. In addition to these benefit programs, we have historically permitted employees to leave the office at 12:00 pm on Fridays between Memorial Day and Labor Day to enjoy the summer months. Finally, in 2021, as we returned to the office following a long work-from-home policy due to the continued impacts of COVID-19, we implemented a flexible work policy permitting a hybrid home/office work balance.
We are passionate about developing and growing our talent. We devote substantial efforts to retaining, motivating and supporting our employees by providing access to such benefits and opportunities as tuition reimbursement, professional development reimbursement and internal growth and advancement. Our employees are one of our most important assets and we recognize and reward individual and collective contributions to our growth and success.
Providing our employees with a healthy and safe working environment is essential to us. Our goal is to reduce the potential for injury or illness by maintaining safe working conditions, such as providing proper tools and training to all employees. Our corporate headquarters is a smoke-free environment. Additionally, we offer resources to our employees to encourage healthy habits, such as tobacco cessation and health coaches for those employees with certain chronic conditions, including but not limited to diabetes and asthma.
Diversity & Inclusion
We believe that maintaining and promoting a diverse and inclusive workplace where every employee feels valued and respected is essential for us to grow as an organization. As such, we are focused on cultivating a diverse and inclusive culture where our employees can freely bring diverse perspectives and varied experiences to work. In 2020, we implemented an Inclusive Workplace Policy that formalized our principles and commitments to diversity and inclusion throughout our organization. We seek to hire and retain highly talented employees and empower those employees to create value for our shareholders. In our employee recruitment and selection process and operation of our business, we adhere to equal employment policies and provide annual trainings on diversity and inclusion.
We employ, train and refresh our employees in accordance with our nondiscriminatory, inclusive practices and policies implemented to prevent discrimination and protect our employees and stakeholders from offensive and harmful behaviors.
All of our employees are required to acknowledge receipt of our Code of Business Conduct and complete online training, which sets forth basic principles, guidelines and prohibitions to serve as guide for all employees, officers and directors of the Company, including, but not limited to, conflicts of interest, health and safety, respect for the environment, equal employment opportunity, non-discrimination, anti-harassment, complying with insider trading prohibitions, reporting suspected violations of the Code of Business Conduct, and prohibitions on retaliation for complying with the Code of Business Conduct.
Responsible Gaming
We are committed to a policy of responsible gaming. Presently, in alignment with this core value, our tenants have established policies and guidelines modeled after the American Gaming Association’s Code of Conduct for Responsible Gaming. These policies and guidelines establish minimum standards that address problem gambling, underage gambling, improper use of alcohol, responsible marketing and advertising and the prevention of unattended minors. Our tenants generally use a variety of approaches to promote responsible gaming, including employee training programs, customer awareness campaigns, self-exclusion and financial restriction programs, written procedures for recognizing and managing these issues, use of outside experts, and ongoing monitoring and review to gauge the effectiveness of these programs.
Community Service and Philanthropy
We take an active role in supporting the communities in which we operate by partnering with local and national organizations to administer charitable contributions, provide community service and organize the donation of goods to assist local families in need. Through our non-profit partnerships, we partner with organizations such as: Habitat for Humanity to build and improve places for families to call home; the Salvation Army, through its Angel Tree program, the United States Marine Corps Reserve, through its Toys for Tots program, to provide new clothing and toys to children during the holidays; Ray of Hope to facilitate the
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CORPORATE RESPONSIBILITY AND ENVIRONMENTAL, SOCIAL AND GOVERNANCE
donation of new or gently used coats; and the Helping Harvest Food Bank, to serve those in need during the holidays. We believe that our dedication to being a responsible corporate citizen has a direct and positive impact in the communities in which we operate and contributes to the strength of our reputation and our financial performance. Additionally, in 2021, we implemented a Volunteering Policy and a Charitable Contribution Matching Policy. Our Volunteering Policy provides employees with up to three volunteer days each year that each employee may use to volunteer time at charitable organizations of their choosing. Our Charitable Contribution Matching Policy encourages employees to support charitable organizations by matching charitable donations made by each employee up to $500 per calendar year to a recognized charity or community organization.
Code of Business Conduct
Our Code of Business Conduct applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our Code of Business Conduct is reviewed and approved by the Board on an annual basis. The Code of Business Conduct was strengthened in 2020 by adding additional language about our policies concerning equal employment opportunity, non-discrimination, anti-harassment, anti-bribery, and health and safety, among other things, and clarifies the process for reporting suspected violations. Disclosure regarding any amendments to the Code of Business Conduct, or any waivers of its requirements, will be included in a current report on Form 8-K within four business days following the date of the amendment or waiver. Employees are provided a copy of the Code of Business Conduct at the commencement of their employment with the Company and annually thereafter. Our Code of Business Conduct is available on our website, www.glpropinc.com, under the “Investors” section. Corporate level employees are required to undergo online training on the Company's Code of Business Conduct.
Corporate Governance
Our Board understands that strong governance practices are important to protecting the long-term interests of shareholders, and it is committed to implement policies, practices and procedures designed to ensure management and Board accountability. Key components of our corporate governance framework include:
Share ownership guidelines for directors and executive officers
Majority voting standard with a resignation policy
Policy permitting Board to “claw back” incentive compensation under certain circumstances
Double trigger vesting acceleration of incentive equity awards upon change of control
Seven of eight directors are independent with fully independent Board committees
Lead Independent Director
No staggered Board
Increased Board diversity with 25% of members identifying as female and one underrepresented minority
Annual Board and Committee self-assessment process
Robust and proactive shareholder engagement with Board participation, when requested
Board regularly meets in executive session, including without the presence of our CEO
In addition, our Board has adopted Corporate Governance Guidelines that serve as a flexible framework within which our Board and its committees operate. Our Corporate Governance Guidelines were amended in 2020 to further demonstrate our commitment to Board diversity. These guidelines cover a number of areas, including the size and composition of our Board, Board membership criteria and director qualifications, Board diversity, director responsibilities, roles of the Chairman and CEO, roles of independent directors, resignation policy, committee responsibilities and assignments, stock ownership guidelines, the role of our Lead Independent Director, Board member access to management and independent advisors and direct communications with third parties.
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PROPOSAL 1 ELECTION OF DIRECTORS

At our Annual Meeting, shareholders will be asked to elect eight (8) directors to hold office until our 2023 Annual Meeting of Shareholders. The nominees were recommended and approved for nomination by our Nominating and Corporate Governance Committee. Elected directors will serve until their successors have been duly elected and qualified or until such director’s earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy, your shares will be voted for the election of the nominees recommended by our Board of Directors, unless you mark the proxy in such a manner as to withhold authority to vote. If any of the nominees for any reason are unable or unwilling to serve, the proxies may be voted for such substitute nominees as the proxy holder may determine. We are not aware of any reason that the nominees will be unable to serve as a director.
Peter M. Carlino, JoAnne A. Epps, Carol (“Lili”) Lynton, Joseph W. Marshall, III, James B. Perry, Barry F. Schwartz, Earl C. Shanks and E. Scott Urdang have been nominated for election to our Board of Directors to serve for a term through the 2023 Annual Meeting of Shareholders.
Required Vote
The Company's Articles of Incorporation provide for a majority voting standard with a resignation policy. Under a majority voting standard, once a quorum has been established, in an uncontested director election, a candidate must receive the affirmative vote of a majority of the votes cast with respect to the election of that candidate. The resignation policy set forth in our Corporate Governance Guidelines requires any director nominee who fails to receive the requisite majority vote to promptly, following certification of the shareholder vote, tender his or her resignation from the Board and all committees upon which he or she serves. Our Board will then assess the appropriateness of such nominee continuing to serve as a director and decide whether to accept or reject the resignation, or whether other action should be taken. The policy further provides that any director who tenders his or her resignation shall not participate in the Board action regarding whether to accept the resignation offer. Our Board will act upon the tendered resignation and publicly disclose its decision and rationale within ninety (90) days following certification of the shareholder vote.
In a contested director election, a plurality voting standard will apply. Under the plurality voting standard, each of the nominees receiving the highest number of affirmative votes of the shares entitled to be voted for him or her will be elected.
The election of directors at the Annual Meeting is uncontested and the majority voting standard will determine the directors that will serve until the 2023 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified. Votes withheld shall have no legal effect. Brokers are not permitted to vote your shares for the election of directors absent instruction from you. Therefore, we urge you to give voting instructions to your broker on the proposal so that your votes may be counted on this important matter.
Our Directors
Our directors serve subject to the requirements of our charter and bylaws, including the requirement that directors not be “unsuitable persons,” within the meaning of our charter (“Unsuitable Person(s)”). One requirement of our charter is that our directors maintain licensure. In addition, certain jurisdictions in which we hold licenses require, either by statute or discretion of the applicable gaming or racing regulatory authority, our directors to acquire and maintain gaming licenses in such jurisdictions. Licenses typically require a determination from the applicable gaming or racing regulatory authority that the applicant qualifies or is suitable to hold such a license. If one of our directors were to be determined to be an Unsuitable Person by virtue of failure to obtain or maintain such a license or otherwise, he or she would be subject to removal for cause by affirmative vote of the remaining members of our Board of Directors or by shareholders with an affirmative vote of 75% of the votes cast at a shareholders meeting.
There are no family relationships among any of our directors or executive officers.
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Nominees for Election to the Board of Directors for a One-Year Term Expiring at the 2023 Annual Meeting
The following biographical information is furnished as to the nominees for election as a director:

Peter M. Carlino Age: 75 Director Since: 2013 Other Current Public Boards: Penn National Gaming, Inc. (Emeritus)
Peter M. Carlino has been the Chairman of our Board of Directors and our CEO since our inception in February 2013. Mr. Carlino was the founder of Penn and served as the Chief Executive Officer of Penn from 1994 through October 2013. Mr. Carlino also served as the Chairman of the Board of Directors of Penn from 1994 through May 2019 and is currently Chairman Emeritus. Since 1976, Mr. Carlino has served in an executive capacity for Carlino Capital Management Corp. and is currently the Chairman of the Board and Chief Executive Officer. Carlino Capital Management Corp. is a holding company that owns and operates various Carlino family businesses, and Mr. Carlino has been continuously active in its strategic planning and in the monitoring of its operations. Mr. Carlino also serves on the Board of Directors for both Penn State Health and Penn State Health/St. Joseph Regional Health Network. Mr. Carlino served as the Chairman of the Board of Directors and as Chief Executive Officer for Penn, and now the Company, collectively for over twenty-eight (28) years.

Mr. Carlino brings to our Board of Directors extensive management experience, critical knowledge of our properties and a general knowledge and understanding of the gaming industry, real estate assets and real estate development in general. Moreover, as one of the largest beneficial owners of our common stock, his interests are significantly aligned with our efforts to enhance long-term shareholder value. Our Board of Directors supports and approves Mr. Carlino's nomination and continued service on our Board of Directors because his knowledge, experience and business acumen are invaluable assets to us.

JoAnne A. Epps Age: 70 Director Since: 2021 Other Current Public Boards: Pennsylvania Real Estate Investment Trust (Trustee)
JoAnne Epps has served as a member of our Board of Directors since September 2021. Ms. Epps currently serves as Senior Advisor to the President of Temple University and has been a member of the faculty of Temple University's Beasley School of Law since 1985. Prior to her current role, Ms. Epps served as the Executive Vice President and Provost of Temple University from 2016 to 2021. From 2008 to 2016, she served as the Dean of Temple University's Beasley School of Law. Ms. Epps is also a principal in The Red Bee Group, a woman-owned consulting firm (since 2021), and a Trustee of the Pennsylvania Real Estate Investment Trust (NYSE: PEI) (since 2018). She serves on the board of directors for the following organizations: the American Bar Association Retirement Funds (since 2017); the Philadelphia Board of Ethics (since 2015); the Defender Association of Philadelphia (since 1994); and the Philadelphia Equity Alliance (since 2021).

Ms. Epps brings to our Board of Directors extensive experience in education, business, law and government and civic activities. She is an accomplished leader in, and an advocate of, diversity in the workplace. Ms. Epps received the Spirit of Excellence Award from the American Bar Association Commission on Racial and Ethnic Diversity in the Profession in 2016 and the M. Ashley Dickerson Award from the National Association of Women Lawyers in 2015. She also received the Justice Sonia Sotomayor Diversity Award in 2014 and the Sandra Day O'Connor Award in 2009 from the Philadelphia Bar Association in recognition of her efforts to advance women in the legal profession and the community. Ms. Epps is a three-time honoree by Lawyers of Color Magazine as one of the 100 most influential black lawyers in the country. Our Board of Directors supports and approves Ms. Epps' nomination and continued service on our Board of Directors because her vast knowledge and experience have provided perspectives that are invaluable to our Board of Directors and organization.

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Nominees for Election to the Board of Directors for a One-Year Term Expiring at the 2023 Annual Meeting
Carol (“Lili”) Lynton Age: 60 Director Since: 2019 Other Current Public Boards: El Pollo Loco Holdings, Inc.; CIM RACR (Trustee)
Lili Lynton has served as a member of our Board of Directors since December 2019. Ms. Lynton is the co-founder and operating partner of The Dinex Group, which operates 17 Daniel Boulud branded restaurants. Prior to forming Dinex, she co-founded Telebank, an internet banking pioneer that was acquired by E*Trade in 1999. Since 1987, she has also served as Chief Investment Officer of HD American Trust, a family investment office formed in 1987 that invests actively across a broad range of asset classes. At HD American Trust, Ms. Lynton is responsible for selection of asset managers, asset allocation, liquidity and leverage parameters with direct management responsibility for the firm’s venture capital and real estate portfolio. From 1987 through 1990, Ms. Lynton was an investment analyst at financial services company, Sanford C. Bernstein, and from 1983 through 1985 she was a mergers and acquisition analyst at Lehman Brothers. Ms. Lynton is currently a Director of El Pollo Loco Holdings, Inc. and serves as a Trustee, Audit Committee Chair of CIM RACR (a Securities and Exchange Commission-registered Interval Fund). She also serves on the Advisory Board of The Hamilton Project, a division of the Brookings Institution, which develops proposals for a more equitable and robust U.S. economy; as Trustee of East Harlem Tutorial Program (after school service provider) and East Harlem Scholars Academy (operates five charter schools), Trustee of the Guggenheim Foundation (awards 175 annual Guggenheim Fellowships), Trustee of Vera Institute for Justice (criminal justice reform) and the Trustee for the Bail Project (funds and operates 27 charitable bail funds across the nation).

Ms. Lynton brings to our Board of Directors experience and expertise in investment analysis, mergers and acquisitions and business operations as well a diverse perspective resulting from her vast knowledge and business experience as well as her extensive leadership roles in advocacy initiatives and non-profit board service. The Board of Directors supports and approves Ms. Lynton's nomination and continued service on our Board of Directors because her knowledge and background are invaluable assets to us, particularly in connection with evaluating potential acquisition and financing opportunities.

Joseph W. Marshall, III Age: 69 Director Since: 2013 Other Current Public Boards: SIGA Technologies, Inc.
Joseph W. Marshall, III has served as a member of our Board of Directors since October 2013. Mr. Marshall has also served as the Vice-Chairman of the law firm Stevens & Lee, PC and Vice Chairman of Griffin Holdings, LLC since February 2010. Mr. Marshall has served on the Board of Directors of SIGA Technologies, Inc. since 2009 and has served on a number of other boards in the past, including the Cancer Treatment Centers of America-Eastern Regional Medical Center and First Bank of Delaware. From 2001 to 2008, Mr. Marshall served as the Chairman and CEO of Temple University Health System, one of the largest healthcare organizations in Pennsylvania. Mr. Marshall served as director of Health Partners, a provider-owned Medicaid/Medicare Health Maintenance Organization operating in Greater Philadelphia, from 2003 to 2008. Mr. Marshall also previously served on the Pennsylvania Gaming Control Board, Pennsylvania Ethics Commission and the Medicaid Commission created by Congress and established by the Honorable Michael O. Leavitt, Secretary of the U.S. Department of Health & Human Services. In addition, Mr. Marshall is a member of the Board of Trustees of Temple University.

The Board of Directors supports and approves Mr. Marshall’s nomination and continued service on our Board of Directors because of his extensive experience and knowledge of gaming regulation and his significant experience as a director and an executive in both the private and public sectors.

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Nominees for Election to the Board of Directors for a One-Year Term Expiring at the 2023 Annual Meeting
James B. Perry Age: 72 Director Since: 2017
James B. Perry was appointed to our Board of Directors in March 2017. Mr. Perry served on the Board of Directors of Isle of Capri Casinos, Inc. (“Isle”) from 2007 to 2014 and was named Chairman of the Board of Directors and Executive Chairman of the Board of Directors in 2009 and 2011, respectively. From March 2008 to April 2011, he served as Isle’s Chief Executive Officer. Prior to being named Chairman, Mr. Perry was Executive Vice Chairman from March 2008 to August 2009 and Vice Chairman from July 2007 to March 2008. Mr. Perry served as a Class III Director on the board of Trump Entertainment Resorts, Inc. from May 2005 until July 2007. From July 2005 to July 2007, Mr. Perry served as Chief Executive Officer and President of Trump Entertainment Resorts, Inc., which filed for Chapter 11 bankruptcy in February 2009. Mr. Perry was President of Argosy Gaming Company from April 1997 through July 2002 and Chief Executive Officer of Argosy Gaming Company from April 1997 through May 2003. Mr. Perry also served as a member of the Board of Directors of Argosy Gaming Company from 2000 to July 2005.

The Board of Directors supports and approves Mr. Perry’s nomination and continued service on our Board of Directors because he brings more than thirty (30) years of gaming industry experience to the Board of Directors. He also has extensive experience and knowledge in executive management, corporate governance and strategic planning.

Barry F. Schwartz Age: 73 Director Since: 2017 Other Current Public Boards: Revlon, Inc.
Barry F. Schwartz was appointed to our Board of Directors in May 2017. Mr. Schwartz has served as Executive Vice Chairman Emeritus of MacAndrews & Forbes Incorporated since July 2019. Mr. Schwartz was Executive Vice Chairman and Chief Administrative Officer of MacAndrews & Forbes Incorporated and various affiliates from October 2007 to December 2015. Prior to that, Mr. Schwartz was Executive Vice President and General Counsel of MacAndrews & Forbes Incorporated and various affiliates since 1993 and Senior Vice President of MacAndrews & Forbes Incorporated and various affiliates from 1989 to 1993. Mr. Schwartz is a director of Revlon, Inc. and Revlon Consumer Productions Corporation. Mr. Schwartz was formerly Vice Chairman and served as a member of the Board of Trustees of The City University of New York until 2020. He is Trustee Emeritus and former Chairman of the Board of Trustees at Kenyon College and formerly a member of the Georgetown University Law Center Board of Visitors. Mr. Schwartz is a Trustee and member of the Board of Directors of NYU Langone Medical Center and a member of the Board of Directors of the Jazz at Lincoln Center. Mr. Schwartz served as a member of the Board of Directors of Scientific Games from 2003 until September 2020, where he served as a member of the Compliance Committee and Compensation Committee.

The Board of Directors supports and approves Mr. Schwartz’s nomination and continued service on our Board of Directors because of his extensive experience in the areas of mergers and acquisitions, legal and compliance through his service as a senior executive in a large, diversified holding company. Additionally, in connection with his role at MacAndrews & Forbes, Mr. Schwartz currently serves, or has served, as a director of several public and private portfolio companies, which offers valuable diverse perspectives.

Earl C. Shanks Age: 65 Director Since: 2017 Other Current Public Boards: Cognyte Software Ltd.
Earl C. Shanks was appointed to our Board of Directors in March 2017. Mr. Shanks served as Chief Financial Officer of Essendant Inc., a leading supplier of workplace essentials, from November 2015 through May 2017. Previously, Mr. Shanks served as the Chief Financial Officer at Convergys Corporation from 2003 until 2012. Prior to that, Mr. Shanks held various financial leadership roles with NCR Corporation, ultimately serving as the Chief Financial Officer, where he oversaw treasury, finance, real estate and tax. Mr. Shanks served as a director of Verint Systems Inc. from July 2012 until January 2021. Additionally, Mr. Shanks has served as a director of Cognyte Software Ltd. since January 2021.

The Board of Directors supports and approves Mr. Shanks’ nomination because of his financial expertise as well as his significant public company leadership experience as both a Chief Financial Officer and director.

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Nominees for Election to the Board of Directors for a One-Year Term Expiring at the 2023 Annual Meeting
E. Scott Urdang Age: 72 Director Since: 2013
E. Scott Urdang has served as a member of our Board of Directors since October 2013. Mr. Urdang, who retired in 2012, was the founder, Chief Executive Officer and Chairman of Urdang Capital Management (now Center Square Capital Management, Inc.). CenterSquare Capital Management is an investment management company that manages and participates in public, private, global, and US-only real estate investment strategies. Mr. Urdang founded the company in 1987 and, at the time of his retirement, it had in excess of $5 billion under management. From 1984 to 1987, Mr. Urdang was a Partner at Laventhol and Horwath, a national consulting and accounting firm, where he served as regional partner in charge of real estate consulting with national responsibility for its pension consulting practice. Mr. Urdang also has experience as a Vice-President of Finance of a large regional development company that was involved in residential subdivisions, office buildings, apartments and shopping centers. Mr. Urdang has twenty (20) years of experience teaching both undergraduate and graduate courses in economics, corporate finance, and real estate finance and investment analysis at the Wharton School of the University of Pennsylvania.

The Board of Directors supports and approves Mr. Urdang’s nomination and continued service on our Board of Directors because of his extensive experience, comprehensive knowledge and strong record of success in the real estate industry as an investor, developer, entrepreneur and professor.

Our Board of Directors unanimously recommends a vote FOR the election of each of the nominated directors.
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PROPOSAL 1 -- ELECTION OF DIRECTORS
Board Composition
Our business and affairs are managed under the direction of our Board of Directors, which currently consists of eight (8) members. Our bylaws provide that our Board of Directors will consist of a number of directors to be fixed exclusively by resolution of the Board of Directors.
Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Newly created directorships resulting from any increase in the number of directors and any vacancies resulting from death, resignation or removal from office or other cause will be filled generally by the majority vote of the remaining directors in office, even if less than a quorum is present. A director may be removed by the Board of Directors only for cause or by the shareholders only for cause and only by the vote of 75% of the shares entitled to vote.
Director Independence
Our Board of Directors observes all applicable criteria for independence established by The Nasdaq Stock Market LLC (“Nasdaq”) and other governing laws and applicable regulations. No director will be deemed to be independent unless our Board of Directors determines that the director has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that each of our directors, other than Mr. Carlino, is independent as defined under the corporate governance rules of Nasdaq and, with respect to the committees on which they serve, the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and Nasdaq. None of our directors participated in any transactions, arrangements or relationships that would be required to be disclosed pursuant to SEC Regulation S-K, Item 404, and our Board did not consider any other transactions, arrangements or relationships.
Board Leadership Structure and Board’s Role in Risk Oversight
Our Board of Directors has no policy with respect to the separation of the offices of CEO and Chairman of the Board of Directors (“Chairman”). It is the Board’s view that rather than having a rigid policy, it, with the advice and assistance of the Nominating and Corporate Governance Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our CEO also serves as the Chairman. Our Board believes this is appropriate because of the Chairman’s role in leading the Company and his long-standing track record of generating significant shareholder return for the companies for which he has served. Moreover, our Board believes that the Chairman’s substantial beneficial ownership of the Company’s equity has strongly aligned his interests with the interests of shareholders. Because we have selected to have Mr. Carlino serve in both the roles of Chairman and CEO, we have appointed Mr. Marshall to be our Lead Independent Director. As Lead Independent Director, Mr. Marshall’s responsibilities include:
•	consulting with the Chairman, as appropriate, regarding the information, agendas and schedules of Board and Board committee meetings, including the ability to add items to the agendas for any meeting;
•	scheduling, setting the agenda for and serving as chair of meetings of independent directors;
•	serving as principal liaison between the independent directors and the Chairman and between the independent directors and senior management;
•	presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;
•	in the event of the death, incapacity, resignation or removal of the Chairman, becoming the acting Chairman until a new Chairman is selected; and
•	ensuring that he is available for consultation and direct communications on behalf of the independent directors with major shareholders as appropriate.
Our Board of Directors plays an active role in the oversight of risks impacting our Company, and the management team is charged with managing such risks. Our Board of Directors works closely with management to ensure that integrity, security and accountability are integrated into our operations. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Audit and Compliance Committee oversees the management of financial risks and is tasked with focusing on, and analyzing, risks related to cybersecurity and, for that purpose, receiving reports from management regarding cybersecurity risks and countermeasures being undertaken or considered by the Company to prevent information security incidents, detect unusual activity, and to be prepared to respond appropriately should an incident occur. The Nominating and Corporate Governance Committee is responsible for overseeing the
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PROPOSAL 1 -- ELECTION OF DIRECTORS
risks associated with the Company's ESG policies as well as the independence of the Board of Directors. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our full Board of Directors is regularly informed regarding such risks through committee reports and otherwise.
Committees of the Board of Directors
Our Board of Directors has established the following committees: the Audit and Compliance Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. The composition of each Board committee satisfies the independence requirements and current standards of the SEC and the rules of Nasdaq (as applicable). Current copies of the charters for each of the current committees are available on our website, www.glpropinc.com, under the “Investors” section. The information on our website shall not be deemed incorporated by reference in this Proxy Statement.
2021 Committee Membership
Name	Audit and Compliance	Compensation	Nominating and Corporate Governance
Peter M. Carlino
JoAnne Epps			•
Lili Lynton			•
Joseph W. Marshall, III	Chair	•
E. Scott Urdang		•	Chair
Earl C. Shanks	•
James B. Perry		Chair
Barry F. Schwartz	•
Number of Committee Meetings Held in 2021:	7	6	2
During 2021, the Board held 10 meetings. Each director attended 75% or more of the aggregate of all meetings held by our Board and the Board committees on which he or she served in 2021 and each director also attended last year’s Annual Meeting of Shareholders. Our Board of Directors generally expects its members to attend the Annual Meeting of Shareholders and we believe that all of our directors will attend this year’s Annual Meeting.
Audit and Compliance Committee
The duties and responsibilities of the Audit and Compliance Committee are set forth in its charter, which is available on our website, and include, among other things, the following:
•	to oversee the quality and integrity of our financial statements and our accounting and financial reporting processes;
•	to prepare the Audit and Compliance Committee report required by the SEC to be included in our annual proxy statements;
•	to review and discuss with management and the independent registered public accounting firm our annual and quarterly financial statements;
•	to review and discuss with management and the independent registered public accounting firm our earnings press releases;
•
to appoint, compensate and oversee our independent registered public accounting firm, and pre-approve all auditing services and non-audit services to be provided to us by our independent registered public accounting firm;

•	to review the qualifications, performance and independence of our independent registered public accounting firm;
•
to establish procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	to review and approve related person transactions that would be required to be disclosed in our SEC reports;
•	to annually review the Code of Business Conduct;
•	to oversee the Company’s compliance program; and
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PROPOSAL 1 -- ELECTION OF DIRECTORS
•	to conduct an annual self-assessment and present the results to the Board through the Nominating and Corporate Governance Committee.
Our current Audit and Compliance Committee is comprised of Joseph W. Marshall, III (chair), Barry F. Schwartz and Earl C. Shanks. Our Board of Directors has determined that each member meets the heightened independence standards for service on the Audit and Compliance Committee and satisfies the financial literacy and other requirements for “audit committee” members under applicable Nasdaq rules and that each of Mr. Marshall and Mr. Shanks is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit and Compliance Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Audit and Compliance Committee may deem appropriate in its sole discretion.
Compensation Committee
The duties and responsibilities of the Compensation Committee are set forth in its charter, which is available on our website, and include, among other things, the following:
•	to determine the compensation of our CEO and other executive officers;
•	to establish, review and evaluate, and amend as necessary, employee compensation programs, plans, policies, practices and procedures for management employees and employees generally;
•	to review and approve any employment contracts, severance agreements or similar arrangements between the Company and any executive officer of the Company;
•	to review and discuss with management the relationship between the Company’s policies and practices for compensating employees, risk-taking incentives and risk management;
•	to review, monitor, and make recommendations concerning incentive compensation plans;
•	to oversee shareholder engagement with respect to executive compensation matters;
•	to recommend the compensation of directors; and
•	to conduct an annual self-assessment and present the results to the Board through the Nominating and Corporate Governance Committee.
Our current Compensation Committee is comprised of James B. Perry (chair), E. Scott Urdang and Joseph W. Marshall, III. Mr. Marshall was appointed to our Compensation Committee in 2022. The Compensation Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Compensation Committee may deem appropriate in its sole discretion.
Nominating and Corporate Governance Committee
The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which is available on our website, and include, among other things, the following:
•
review the structure, composition, eligibility and size of the Board of Directors and its committees, including the suitability of candidates and current directors, and make recommendations to the Board of Directors based on its review and analysis;

•
identify and recommend to our Board of Directors potential candidates, including any candidates recommended by our shareholders, for election to the Board of Directors by the shareholders at annual meetings, including an annual review as to the renominations of incumbents and proposed nominees for election by the Board of Directors to fill vacancies that occur between shareholder meetings;

•
determine whether a candidate recommended for membership on the Company's Audit and Compliance is financial literate and meets the standards of “an audit committee financial expert” as defined by Nasdaq and the SEC;

•
oversee and review the Company’s ESG strategies, activities, policies and framework regarding sustainability, human capital management, including diversity, equity and inclusion, and provide input to the Board regarding the Company’s management of current and emerging ESG matters;

•	oversee shareholder engagement with respect to ESG matters;
•	review and assess succession planning;
•	oversee annual Board and committee self-assessment process and evaluation;
•	recommend members for each committee of the Board of Directors;
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PROPOSAL 1 -- ELECTION OF DIRECTORS
•
engage third parties, if and when the committee deems appropriate, to identify potential director nominee candidates, which shall include instructing such parties of the criteria to be considered to ensure the Committee’s commitment to maintaining an appropriate balance of tenure, diversity, skills and experience on the Company’s Board; and

•	oversee the Company's Corporate Governance policies.
Our current Nominating and Corporate Governance Committee is comprised of E. Scott Urdang (chair), Lili Lynton and JoAnne A. Epps. Ms. Epps was appointed to the Nominating and Corporate Governance Committee in 2022. The Nominating and Corporate Governance Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Nominating and Corporate Governance Committee may deem appropriate in its sole discretion.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee is or was formerly an officer or employee of the Company or has or had any relationships requiring disclosure by the Company under applicable SEC rules requiring disclosure of certain relationships and related party transactions. None of our executive officers currently serves, or in 2021 served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or our Compensation Committee.
Director Compensation
Our non-employee directors receive both cash and equity compensation for service on our Board. The compensation of our non-employee directors is reviewed annually by the Compensation Committee with the assistance of the Compensation Committee's independent compensation consultant, Ferguson Partners Consulting, L.P. Our Board's compensation program for non-employee directors is designed to meet the following objectives:
•	to provide fair compensation to directors commensurate with the time commitments, responsibilities and strict gaming licensing requirements that must be maintained for service on our Board;
•	to attract and retain experienced, highly-qualified individuals to serve on our Board; and
•	to provide a compensation program that aligns the interest of directors with shareholders by providing a significant portion of annual compensation in the form of equity.
Annual Review Process
The Compensation Committee assesses the non-employee director compensation program on an annual basis. With the assistance of the compensation consultant, the Compensation Committee recommends to our Board the form and amount of compensation to be paid for service as a non-employee director on our Board and its committees.
2021 Director Compensation
The Company paid director compensation in 2021 to each non-employee director as shown in the table below.
Schedule of Director Compensation for 2021
Annual Cash Retainer	$115,000
Annual Restricted Stock Award	Restricted Stock valued at $175,000
Committee Chair Retainer	$30,000 for the Audit and Compliance Committee
$22,500 for the Compensation Committee
$20,000 for the Nominating and Corporate Governance Committee
Committee Member Retainer	$15,000 for the Audit and Compliance Committee
$11,250 for the Compensation Committee
$10,000 for the Nominating and Corporate Governance Committee
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PROPOSAL 1 -- ELECTION OF DIRECTORS
The following table sets forth information on the compensation our non-employee directors for 2021:
	2021 Compensation
Name	Fees Earned or Paid in Cash ($)(1)(4)	Stock Awards (#)(2)	Stock Awards ($)(2)	Total Compensation ($)	Unvested Stock Awards (#)(3)
Joseph W. Marshall, III	—	7,784	330,042	330,042	1,946
E. Scott Urdang	—	7,578	321,307	321,307	1,894
Earl C. Shanks	—	7,195	305,068	305,068	1,798
James B. Perry	137,500	4,128	175,027	312,527	1,032
Barry F. Schwartz	130,000	4,128	175,027	305,027	1,032
Lili Lynton	132,500	4,128	175,027	307,527	1,032
JoAnne A. Epps(5)	28,750	923	43,759	72,509	923
1.
Cash fees include annual board retainer and, where applicable, committee retainers. Mr. Marshall, Mr. Urdang and Mr. Shanks elected to receive their annual cash retainer and committee fees in the form of restricted stock in 2021.

2.	The amounts listed below are calculated based on the closing price on the day prior to grant date and vest quarterly over a one-year period.
3.	Represents unvested restricted stock awards outstanding as of December 31, 2021 for grants made in 2021 and in prior years.
4.	In addition to the payment of the annual board retainer and committee retainer, Ms. Lynton was paid $7,500 in 2021 related to 2020 committee fees.
5.	Ms. Epps was appointed to our Board effective September 28, 2021.
Director Stock Ownership Guidelines
Our Board believes that it is important for non-employee directors to have a financial stake in the Company such that their interests are more closely aligned with those of our shareholders. Accordingly, the Board has established stock ownership guidelines for our non-employee directors. Each non-employee director is expected to acquire, and continue to hold during the term of his or her service on the Board, equity with a value equal to five times the annual cash retainer indicated above. These guidelines must be satisfied by the later of March 22, 2023 or the fifth anniversary of the applicable non-employee director’s appointment or election. As of December 31, 2021, six out of eight of the directors were in compliance with the ownership guidelines set forth above, with the only exceptions being the two directors appointed to the Board in 2019 and 2021, each of whom has additional time to achieve compliance under the guidelines.
Communications with the Board of Directors
The Board believes it is important for shareholders and others to have a process to send communications to the Board. Shareholders who wish to communicate with directors should do so by writing to Gaming and Leisure Properties, Inc., 845 Berkshire Boulevard, Suite 200, Wyomissing, PA 19610, Attention: Secretary. The Secretary of the Company reviews all such correspondence and forwards to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or Board committees or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the Company’s Audit and Compliance Committee.
Director Nomination Process
Minimum Qualifications of Directors
The Nominating and Corporate Governance Committee of the Board of Directors is responsible for evaluating and recommending eligible candidates for membership on our Board, including director nominees suggested by, among others, other Board members, management and shareholders. The Nominating and Corporate Governance Committee is also responsible for examining the composition of the Board to ensure that the current and anticipated future needs of the Board and the Company are being met. Our Nominating and Corporate Governance Committee may also retain professional search firms to identify candidates.
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PROPOSAL 1 -- ELECTION OF DIRECTORS
The Nominating and Corporate Governance Committee seeks to identify, as candidates for director, persons with gaming and/or real estate industry knowledge; senior management experience; diverse demographics (including gender, race, ethnicity and age); analytical ability; diversity of viewpoints; business acumen; strength of character; integrity; and mature judgment. The Nominating and Corporate Governance Committee's focus on diversity is evidenced by its commitment to include qualified candidates who identify as women and as underrepresented minorities in future board candidate searches, including any searches conducted by third-party consultants. The Nominating and Corporate Governance Committee will also consider, among other considerations set forth in the Company’s Corporate Governance Guidelines:
•	a candidate’s background and skills, including financial literacy, independence, and the contribution he or she would make in connection with the Company’s business strategy;
•	a candidate’s ability to meet the suitability requirements of all applicable regulatory authorities;
•	a candidate’s ability to represent the interests of the shareholders;
•	a candidate’s ability to work constructively with the Company’s management and other directors; and
•	a candidate’s availability, including the number of other boards on which the candidate serves, and his or her ability to dedicate sufficient time and energy to his or her board duties.
The Corporate Governance Guidelines are made available on the Investors section of our website, www.glpropinc.com. The information on our website shall not be deemed incorporated by reference in this Proxy Statement.
Commitment to Board Diversity
The Board is focused on ensuring that it is composed of individuals with an appropriate balance of diverse backgrounds, experiences, skill sets, perspectives, demographics (including gender, race, ethnicity and age), tenure, analytical ability and viewpoints. The Board confirms that the Company's policy of non-discrimination and inclusiveness applies in the selection of its directors. In 2020, the Nominating and Corporate Governance Committee revised and enhanced its formal commitment to diversity in both its charter and the Company's Corporate Governance Guidelines. The Board believes that Board diversity is critical to thoroughly assess risk, anticipate challenges and scrutinize the complex and dynamic issues that impact the Company and its industry, its shareholders, stakeholders and the broader society. The current Nominating and Corporate Governance Committee Charter outlines the characteristics and qualifications sought by the Nominating and Corporate Governance Committee when considering potential director candidates, and includes, among other things, its commitment to Board diversity (including, gender, race, ethnicity and age).
The Nominating and Corporate Governance Committee’s view on the topic of diversity is multifaceted and aligned with our Board. Creating a Board of diverse, but also complementary, individuals requires the Nominating and Corporate Governance Committee to balance each factor through a holistic approach. Such an approach enables the Nominating and Corporate Governance Committee to identify and recommend, for the selection by a majority of the Board, the best director candidates. The Nominating and Corporate Governance Committee’s focus on diversity is evidenced by its commitment to include qualified candidates who identify as women and as underrepresented minorities in future board candidate searches, including any searches conducted by third-party consultants. The Board's commitment to diversity is further evidenced by its appointments of Lili Lynton effective December 27, 2019 and JoAnne A. Epps effective September 28, 2021.
Shareholder Nominations of Directors and Other Business
Shareholders who (a) are not “Unsuitable Persons,” as that term is defined in our charter, (b) have beneficially owned at least 1% of the Company’s common stock for a continuous period of not less than 12 months before making such recommendation and (c) are entitled to vote at the Annual Meeting, may submit director nominations and proposals for other business for consideration by the Board of Directors and the Nominating and Corporate Governance Committee, as applicable, to be raised from the “floor” at our Annual Meeting, provided that such recommendations are in proper written form and timely received by the Secretary of the Company. To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than 120 and not more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. The requirements set forth in this section do not relate to shareholder proposals intended to be included in our Proxy Statement and submitted pursuant to Rule 14a-8 promulgated under the Exchange Act.
With respect to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the recommendation for nomination or proposal is made, all notices must include the following information as further outlined in our Amended and Restated Bylaws:
•	the name and address of such shareholder, as they appear on the Company’s books, the telephone number of such shareholder, and the name, address and telephone number of such beneficial owner, if any;
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PROPOSAL 1 -- ELECTION OF DIRECTORS
•
a statement or SEC filing from the record holder of the shares, derivative instruments or other interests verifying the holdings of the beneficial owner and indicating the length of time the shares, derivative instruments or other interests have been held by such beneficial owner and any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including, but not limited to, voting arrangements, rights to dividends or performance related fees associated with any securities held, material legal proceedings involving the Company, its directors, officers or affiliates, and any material interest in any material contract or agreement with the Company, its affiliates or any principal competitors;

•	a representation that such shareholder and beneficial owner, if any, intend to be present in person at the meeting;
•
a representation that such shareholder and such beneficial owner, if any, intend to continue to hold the reported shares, derivative instruments or other interests through the date of the Company’s next annual meeting of shareholders; and

•
a completed and signed questionnaire, multi-jurisdictional personal history disclosure form, representations, agreement and consent to provide additional information and to submit to a background check prepared with respect to and signed by such shareholder and beneficial owner, and such additional information, documents, instruments, agreements and consents as may be deemed useful to the Board of Directors to evaluate whether such shareholder or beneficial owner is an Unsuitable Person.

Any notice pertaining to a shareholder recommendation for nomination for election or re-election as a director, must also include the following information:
•
all information relating to the recommended nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected);

•
a description of all direct and indirect compensation, economic interests and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each recommended nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the recommended nominee were a director or executive officer of such registrant;

•
a description of all relationships between the proposed nominee and the recommending shareholder and the beneficial owner, if any, and of any agreements, arrangements and understandings between the recommending shareholder and the beneficial owner, if any, and the recommended nominee regarding the nomination;

•
a description of all relationships between the recommended nominee and any of the Company’s competitors, customers, suppliers, labor unions (if applicable) and any other persons with special interests regarding the Company;

•
a completed and signed questionnaire, multi-jurisdictional personal history disclosure form, representations, agreement and consent to provide additional information and to submit to a background check prepared with respect to and signed by the recommended nominee, and such additional information, documents, instruments, agreements and consents as may be deemed useful to the Board of Directors to evaluate whether such nominee is an Unsuitable Person; and

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PROPOSAL 1 -- ELECTION OF DIRECTORS
•
the written representation and agreement (in the form provided by the Secretary upon written request) of the recommended nominee that he or she (1) is not and will not become a party to a voting commitment that has not been disclosed to the Company or that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any compensation arrangement with any person or entity in connection with service or action as a director that has not been disclosed, and (3) in such person’s individual capacity, and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with all applicable publicly disclosed corporate governance and other policies and guidelines of the Company.

Any notice as to any business other than a recommendation for nomination of a director or directors that the shareholder proposes to bring before an annual meeting of shareholders, must also set forth (1) a brief description of the business desired to be brought before such meeting, the reasons for conducting such business at the annual meeting of shareholders and any material interest of such shareholder and beneficial owner, if any, in such business, (2) a description of all contracts, arrangements, understandings and relationships between such shareholder and beneficial owner, if any, on the one hand, and any other person or persons (including their names), on the other hand, in connection with the proposal of such business by such shareholder and (3) the text of the proposal or business (including the text of any resolutions proposed for consideration).
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E X E C U T I V E C O M P E N S A T I O N
Compensation Discussion and Analysis
The Compensation Committee is responsible for the Company’s executive compensation program. For purposes of the following Compensation Discussion and Analysis (“CD&A”), the terms “Committee” or “we” or “our” refer to the Compensation Committee of the Board.
The following CD&A describes our compensation philosophy, objectives and policies and how these are reflected in the compensation program for our NEOs. Our NEOs for 2021 were:
Name	Title
Peter M. Carlino	Chairman, Chief Executive Officer and Principal Financial Officer
Brandon J. Moore	Executive Vice President, General Counsel and Secretary
Desiree A. Burke	Senior Vice President, Chief Accounting Officer and Treasurer
Matthew Demchyk	Senior Vice President and Chief Investment Officer
Executive Compensation Reference Guide
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EXECUTIVE COMPENSATION
Executive Summary
GLPI is the most geographically diversified owner of gaming assets in the country and was the nation’s first real estate investment trust (“REIT”) focused on acquiring, owning and leasing real property assets to gaming operators under long-term net lease arrangements. The unique nature of the Company’s business model requires our management team to have a specialized skill set with knowledge and expertise in both the gaming and real estate industries. The Committee is committed to designing and maintaining an executive compensation program that attracts and retains top executive talent with the necessary experience in, and understanding of, gaming assets while recognizing that the overall construct of the compensation program reflects the Company’s operation as a publicly-traded triple-net REIT.
Our diversified geographic footprint spans 17 states in the U.S. with a portfolio that has grown from 22 properties as of January 1, 2014 to 51 properties in 2021, including over $9 billion in transactions since inception.

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EXECUTIVE COMPENSATION
2021 Performance Highlights
The Company had an active and productive year marked by strong operating results and increased dividends as we continue to leverage our deep knowledge of the gaming sector to drive long-term growth while actively managing our tenant relationships, financing activities and capital structure. The successful execution of our strategy and business plan continues to deliver consistent long-term value creation for our shareholders.
Strong Financial Results
✔	AFFO of $3.44 per diluted share and unit in 2021
✔	One-year TSR of 26% in 2021 (56th percentile of the net-lease peer group)
✔	Three-year TSR of 84% (72nd percentile of the net-lease peer group)
✔	Quarterly dividends of $0.67 per share as of December 31, 2021 (increased by approximately 12% compared to $0.60 at December 31, 2020)
✔	Collected 100% of rents during the COVID-19 pandemic
Strategic Achievements
✔
Entered into definitive agreements to acquire nearly $2 billion in new properties through the expansion of existing tenant relationships and entry into an important new tenant relationship (consistent with our business plan driven by accretive growth)

✔	Completed the divestiture of our taxable REIT subsidiary operations while continuing to own the real estate under lease agreements (simplified our operations)
✔
Activated the Company's UPREIT through the issuance of approximately $200 million of operating partnership units in connection with the acquisition of Live! Casino & Hotel Maryland from The Cordish Companies (a new tenant relationship established in 2021)

✔	Implemented corporate training initiatives that included diversity, inclusion and Code of Business Conduct (consistent with our commitment to ESG)
✔	Added a new female board member, with women now representing 25% of directors with one of our female directors being from an underrepresented minority group (consistent with our commitment to ESG)
Balance Sheet Management
✔	Outstanding cash balance under the Company's credit facility of $424 million as of December 31, 2021 with no debt maturities before May 2023 and a full $1.175 billion of revolver availability
✔	Issued $800 million of 3.25% senior unsecured notes due 2032 in December 2021 to support announced transactions
✔	Issued 5,539,709 shares of common stock at an average price of $49.07 through the use of the Company's low cost at-the-market offering program
✔	Issued 8,855,000 shares of common stock in December 2021 at a price of $44.24 to finance announced transactions in an offering that was significantly over-subscribed, with strong price support
✔	Maintained credit ratings with all three agencies through COVID-19 pandemic, with investment grade ratings from S&P Global Ratings and Fitch Ratings
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EXECUTIVE COMPENSATION
Executive Compensation Highlights
Highlights of our overall 2021 executive compensation program are outlined below, with details discussed more fully throughout the CD&A:
•	No increases to our CEO’s pay opportunity since our formation, including the following:
>	No increase in base salary
>	No increase in annual bonus payout opportunities
>	Decrease in the number of service-based restricted stock awarded in 2021
•	Ensured a best-in-class compensation structure, including the following 2021 highlights:
>	Increased portion of cash bonus tied to pre-established goals to 90% in 2021
>	Incorporated objective ESG performance goals into our annual cash bonus program
>	No changes or accommodations to long-term incentive awards and no special or one-time retention awards issued in response to COVID-19
•	Rigorous performance goals for both our annual performance cash bonus program and performance-based equity awards:
>	Maximum payout under the cash bonus program requires out-performance across multiple metrics
>	Maximum payout for the performance-based equity awards requires top quartile relative TSR performance over a three-year period
>	Performance-based equity award payout capped at target if absolute TSR is negative over the performance period
•	Over 60% of NEOs’ pay opportunity is variable, performance-based compensation contingent upon the achievement of predetermined performance criteria designed to drive shareholder value:
>	Approximately 70% of the value of our CEO's equity awards (and 67% for other NEOs) are at-risk and contingent upon the Company achieving rigorous TSR hurdles over a three-year performance period
>	These two components of “at risk” compensation represent a significant portion of management’s total compensation opportunity:

•
In lieu of employment agreements, we adopted the Executive Change in Control and Severance Plan in 2019 to provide certain of the Company’s senior management employees with compensation and benefits in the event of certain termination events. The Executive Change in Control and Severance Plan is more fully described under Certain Relationships and Related Person Transactions in this Proxy Statement.

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EXECUTIVE COMPENSATION
In addition, we are committed to strong corporate governance as highlighted by the following:
•	Stock ownership guidelines for our executive officers and non-employee directors
•	Clawback policy that applies to all executive officers to recover incentive compensation under certain circumstances
•	Anti-hedging policy that prohibits trading in puts, calls, options or other derivative instruments derived from the value of the Company’s stock
•	Double trigger vesting acceleration of incentive equity awards upon a change of control
•	No agreements or arrangements containing tax gross-ups or other similar tax indemnification provisions
•
Enhanced commitment to ESG and diversity through formalized oversight by the Nominating and Corporate Governance Committee and a commitment to include women and underrepresented minorities in each new director candidate search

•
We actively engage with our shareholders on our compensation program, which has resulted in numerous changes over the past several years. The Chairman of our Compensation Committee participated on several off-cycle outreach calls with our top 20 shareholders. In addition, during 2021, members of the Company’s outreach efforts included more than 300 contacts with investors. See “Shareholder Outreach” below for more information.

Shareholder Outreach
Our Board and management recognize the importance of ongoing engagement with our shareholders to enable us to understand and respond to shareholder concerns. The composition of the Company's shareholder base has changed dramatically since its spin-off from Penn in 2013 from predominately gaming investors to largely REIT and index-oriented institutional investors. In response to our changing shareholder base and feedback we have received during last several years, the Company has made meaningful changes to its corporate governance structure, compensation programs and ESG initiatives.
The Board believes that it is important to understand the reasons why shareholders choose not to support certain of the Board’s recommendations and to discuss the Company’s governance structure and initiatives that shareholders would like the Board to consider in the upcoming year. Throughout the year, the members of the management team and in some cases members of the Board engaged in routine and off-cycle investor outreach to the corporate governance teams at the top 20 shareholders as well as significant shareholders that either withheld votes or voted against the recommendations of the Board.
Through these outreach efforts, the Board and management team members gained an understanding of the perspectives and concerns of each investor. The Board and management carefully consider this feedback, as well as the results from our most recent shareholder advisory vote on executive compensation, when reviewing its corporate governance and executive compensation programs.
At the Company’s 2021 Annual Meeting of Shareholders, the majority of our shareholders (87.2%) supported our shareholder advisory vote on executive compensation.
Compensation Philosophy and Objectives
We have adopted and annually review and confirm a compensation philosophy that serves as the guide for all executive compensation decisions. Our compensation philosophy is as follows:
The Company intends to maintain an executive compensation program that will help it attract and retain the executive talent needed to grow and further the strategic interests of the business in an increasingly competitive operating environment. To this end, the Company provides a compensation and benefits program designed to provide talented executives with good reason to remain with the Company and continue in their efforts to improve shareholder value, while carefully considering the impact of the Company’s actions on all stakeholders. The Company’s program is designed to motivate and reward executives to achieve and exceed targeted results. Pay received by the executives will be commensurate with the performance of the Company and their own individual contributions.
In order to achieve our stated compensation philosophy, our compensation program is guided by the following objectives:
•
offer a competitive and balanced compensation program to compensate executives for the unique experience required of our management team, taking into consideration the total compensation opportunity offered by other REITs and gaming companies;

•	utilize a mix of fixed and performance-based compensation designed to closely align the interests of management with those of the Company’s shareholders; and
•	utilize rigorous performance-based metrics aligned with key strategic objectives that support long-term shareholder value.
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EXECUTIVE COMPENSATION
Annual Review and Approval Process
Role of the Compensation Committee
The Committee annually reviews and approves the executive compensation packages for our CEO and each of the other executive officers as well as confirms and approves performance-based awards earned for the most recently completed year. In establishing compensation packages, the Committee considers numerous factors and data, including:
•	the experience necessary to identify and solve the significant tax, accounting, legal and regulatory complexities inherent in the types of transactions conducted by the Company;
•	compensation packages of gaming peers with whom the Company competes for talent and assets;
•	compensation packages, structure and performance goals of our REIT peers;
•	the dividend payout for the previous fiscal year and projected dividends for the current year;
•	the ability to enter into definitive acquisition agreements for properties that will be accretive to the Company’s AFFO and dividend;
•	the Company’s performance relative to its REIT peers;
•	the individual performance of the executives and their total compensation relative to similarly situated executives;
•	a breakdown of the various components of each executive officer’s compensation package;
•	perquisites and other benefits, if any, offered to each executive; and
•	the performance of previous performance-based equity incentive awards.
The Committee reviews this information with its compensation consultant and certain members of the executive management team to revise or confirm the compensation packages for each executive officer. One of our goals is to ensure that base salaries and total compensation packages are appropriate to attract and retain executives with the gaming and real estate experience necessary to create long-term shareholder value and protect the interests of our stakeholders. We will also alter performance measures and/or the mix of cash and long-term equity incentive awards as necessary to ensure that management incentives continue to be aligned with shareholders.
Role of Management
The Company’s CEO works closely with the Committee to analyze relevant peer data and to determine the appropriate base salary, cash bonus and incentive award levels for each member of the executive management team. However, while the Committee values the judgment and input from the CEO, and considers his recommendations, the Committee ultimately retains sole discretion to approve the compensation packages for each member of the executive management team.
Role of Compensation Consultant
We retained Ferguson Partners Consulting L.P. (“FPC”) to advise on compensation-related matters in 2021. We selected FPC because of its experience in assisting other REITs in determining the optimal type and balance of cash and incentive award components in a manner intended to align the interests of management and shareholders while being competitive. In addition to other tasks, FPC worked with management and the Committee to develop a peer group for use in structuring the Company’s executive compensation program. We review the peer group with FPC annually to ensure that it provides an accurate representation of the Company’s structure and operations. A description of the process and rationale utilized for selecting our 2021 executive compensation peer group is described below.
FPC reviewed the current compensation of each executive officer on several levels, including consideration of (a) cash versus equity-based incentive awards; (b) fixed versus variable compensation, (c) service-based vesting versus performance-based vesting and (d) short-term awards versus long-term incentive awards. In addition, FPC provided the Committee with information regarding the compensation levels of executive officers in our selected peer group, as well as current compensation “best practices” and trends in the REIT and gaming industries. Based on all of the available information and discussions with the CEO, FPC provided its recommendation to the Committee as to the appropriate compensation of each executive officer or confirmed for the Committee that the suggested compensation packages were reasonable.
The Committee determined that no conflict of interest existed between FPC and the Company (including the Company’s Board of Directors and the Company’s management) pursuant to Item 407(e)(3)(iv) of SEC Regulation S-K. Neither FPC nor any affiliate provided additional services to the Company or its affiliates in excess of $120,000 during 2021.
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EXECUTIVE COMPENSATION
Executive Compensation Peer Group
Each year, the Committee reviews the executive compensation peer group to ensure the appropriateness of each peer company, as well as the peer group in totality based on the Company’s current dynamics based on the following:

Based on this assessment, the Committee determined that the Company’s competitors consist of two distinct groups of companies: (i) companies with whom we compete for investors and capital – Gaming REITs and triple-net lease REITs; and (ii) companies with whom we compete with for talent and assets – Gaming REITs and gaming operators. Accordingly, we reviewed our executive compensation peer group based on the following selection criteria:
•	Size – companies with implied market capitalization or total capitalization ranging from 0.3x to 3.0x that of the Company;
•
Net Lease REITs – REITs with revenues primarily derived from net leases or triple-net leases that are comparable to the Company in terms of the knowledge and skills required by the executive management team to effectively evaluate opportunities and structure leases; and

•	Gaming Expertise – gaming companies with whom the Company competes for talent, and assets and have the knowledge to navigate the highly-regulated and complex gaming industry.
Applying these criteria, FPC recommended, and the Committee approved, the following peer group for 2021(1)(2):
Net Lease REITs	Gaming Companies
Alexandria Real Estate Equities, Inc.	Boyd Gaming Corporation
EPR Properties	Caesars Entertainment Inc.
Hudson Pacific Properties, Inc.	MGM Resorts International
Medical Properties Trust Inc.	Penn National Gaming, Inc.
National Retail Properties, Inc.	Wynn Resorts, Limited
Omega Healthcare Investors, Inc.
Realty Income Corporation
Spirit Realty Capital, Inc.
STORE Capital Corporation
VICI Properties Inc.
Welltower Inc.
W. P. Carey Inc.
1.	Per S&P Capital IQ Pro as of November 30, 2021 (when the executive compensation peer group was approved by the Committee).
2.
VEREIT, Inc. and MGM Growth Properties were removed from the executive compensation peer group as a result of M&A activity. Based on the selection criteria above, Hudson Pacific Properties, Inc. and Welltower, Inc. were added to the peer group for 2021.

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EXECUTIVE COMPENSATION
The majority of these peer companies share some, but not all, aspects of the Company's business model given the unique nature of its business. While each peer is not entirely comparable to the Company, we believe on a blended basis our current peer group provides the most accurate representation of the Company’s operations and is appropriate particularly given that:
•	the peer group is over-weighted toward net lease REITs (represents more than two-thirds of the peer group); and
•	our implied equity market capitalization and total enterprise value equates to the approximate median of the peer group.
During 2021, the Committee utilized peer group compensation data to understand the Company’s pay levels and structure as compared to the market. Although the Committee does not target a certain percentile of compensation, we believe it is important to understand the competitive landscape to effectively assess each NEO’s total compensation opportunity, pay mix and governance practices. We strive to ensure that our compensation program and opportunities remain equitable and competitive, while also considering other factors such as overall market trends, shareholder feedback, internal equity and Company performance.
Risk Assessment
In establishing and reviewing our executive compensation program, we consider, among other things, whether the program properly motivates executives to focus on the creation of shareholder value without encouraging unnecessary or excessive risk taking. To this end, the Committee carefully reviews the principal components of executive compensation. Base salaries are reviewed annually. Annual incentive pay is focused on achievement of certain specific overall financial performance goals and is determined using multiple criteria with established maximum payouts. The other major component of our executive officers’ compensation is long-term incentives provided through the award of restricted stock, which we believe is important to help further align executives’ interests with those of our shareholders and other stakeholders. We believe that these cash and incentive awards, especially when combined with the stock ownership requirements and compensation clawback policy, described in this Proxy Statement under the heading Other Compensation Policies, appropriately balance risk, payment for performance and alignment of executive compensation with the interests of shareholders and other stakeholders without encouraging unnecessary or excessive risk taking.
Overview of 2021 Compensation
Elements of Compensation
The 2021 compensation program was heavily weighted towards performance-based compensation utilizing several different performance metrics. The mix of cash versus equity-based incentive awards, fixed versus variable compensation, and service-based vesting versus performance-based vesting of equity incentive awards was designed to ensure that management was, and remained, appropriately incentivized across a number of different business and economic environments. In addition, our program included both internal performance measures as well as external performance metrics to ensure that our executives were focused on the Company’s goals as well as its position in the market. The following is a summary of the key elements (a more detailed description of each element is provided below):
Component	Description	Objective	Strategic Rationale
Base Salary	Fixed cash compensation	Provide competitive fixed compensation considering the job responsibilities, individual performance, skills and experience	Designed to attract and retain executives with the experience and skills necessary to implement the Company’s growth strategy
Annual Performance Cash Awards	Cash compensation with 90% tied to achievement of pre-determined performance goals and 10% tied to qualitative performance	Provide variable incentives that may vary significantly year to year based on our annual performance and specific strategic goals for the specific year	Motivates the achievement of short-term corporate objectives that are aligned with our annual budget and business plan and aligns executive and shareholder interests
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EXECUTIVE COMPENSATION
Component	Description	Objective	Strategic Rationale
Long-Term Fixed Equity Awards	Annual equity awards with time-based vesting equally over a three-year period	Supplement fixed compensation with long-term vesting to enhance retention and encourage long-term growth by subjecting recipients to the same market fluctuations as shareholders	Aligns executive and shareholder interests and rewards long-term stock performance
Long-Term Performance-Based Equity Awards	Annual equity award with three-year cliff vesting based on TSR measured against the US MSCI Index and triple-net REIT peers	Provide a significant portion of total potential compensation tied to superior long-term stock performance	Aligns executive and shareholder interests and rewards long-term stock performance with no payout for under-performance and capped payouts during periods of negative absolute TSR
Base Salary
The base salaries of our executives are designed to compensate them for services rendered during the fiscal year and, consistent with our pay for performance philosophy, executives receive a significant portion of their overall targeted compensation in a form other than a fixed base salary. Although the Company does not generally benchmark against any particular percentile of base salaries of comparable executives within the Company’s peer group, we set salaries that are competitive with our peers so that the Company can attract and retain high-performing executives, including certain executives with experience in the gaming industry. In addition, we recognize that it is critical that executives have the experience necessary to identify and resolve the complex tax, accounting, legal and regulatory issues inherent in the type of transactions engaged in by the Company. Base salaries are then further adjusted for certain qualitative factors, including: specific position duties and responsibilities; tenure with the Company; individual contributions; value to the Company; and the overall reasonableness of an executive’s compensation.
Set forth below are the 2021 base salaries for each of the NEOs:
Executive	2021 Salary	Change
Chairman, Chief Executive Officer and Principal Financial Officer	$1,808,468	No Change Since 2012
Executive Vice President, General Counsel and Secretary	$450,000	$25,000 increase
Senior Vice President, Chief Accounting Officer and Treasurer	$420,000	$20,000 increase
Senior Vice President and Chief Investment Officer	$400,000	$40,000 increase
Annual Performance Cash Awards
For 2021, the Committee adopted an annual cash bonus program designed to motivate the executive officers and other members of the management team to achieve certain Company growth objectives and near-term strategic priorities. These goals are critical to our long-term success and are designed to be challenging and rigorous to ensure that we remain focused on sustained growth and our overall business strategy. Additionally, the Committee also considered best practices and governance standards in designing our cash bonus program.
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EXECUTIVE COMPENSATION
The program has historically been based on the achievement of a number of specific performance criteria focused on the Company’s annual strategic goals and business plan, including specific AFFO and dividend targets. The performance assessment for 2021 was based on the following formula:
Metric and Rationale for Inclusion	Weighting	Threshold	Target	Maximum	Actual
AFFO Growth Motivates management to responsibly deploy capital accretively as measured by a frequently used REIT earnings metric	35%	$3.20 per share	$3.24 per share	$3.28 per share	$3.44 per share
Dividend Growth(1) Encourages management to focus on profitability and effectively increasing shareholder cash distributions	35%	N/A	$0.65 per share	$0.67 per share	$0.67 per share
Achievement of Company Priorities(2) Rewards management for the achievement of key priorities, including ESG responsibilities, balance sheet management and other relevant factors	20%	4	6	8	9
Qualitative/Individual Represents indicators of the executive's success in fulfilling his or her responsibilities and in executing the business plan	10%	Compensation Committee's Assessment - See Below
1.	Based on per share dividends announced as of fourth quarter 2021.
2.
Based on the achievement of: (a) ESG Responsibilities: (i) improve ESG ratings/scores (Achieved), and (ii) implement corporate training initiatives for diversity, inclusion and code of business conduct compliance (Achieved); (b) Balance Sheet Management: (i) Net Debt to Adjusted EBITDA at or less than 5.55x (Achieved), and (ii) maintain/improve credit ratings (Achieved); (c) Growth Initiatives: (i) complete acquisition of Dover Downs Hotel & Casino and Tropicana Evansville (Achieved), and (ii) enter into definitive agreement(s) that will add $23MM in additional rent (Achieved); (d) Other Strategic Objectives: (i) enter into definitive agreement to sell and/or lease Tropicana Las Vegas (Not Achieved), and (ii) complete divestiture of our taxable REIT subsidiary operations (Achieved); and (e) Shareholder Engagement: (i) increase number of REIT analyst coverage (Achieved), and (ii) engage in at least 300 meetings with current and potential shareholders (Achieved).

In establishing performance metrics and targets for our annual cash bonus program, the Committee takes into consideration (i) strategic priorities for the year, (ii) our business plan, (iii) prior-year results, and (iv) growth expectations. Performance metric targets are intended to be challenging but achievable with maximum payouts only earned for exceptional performance. The Committee also takes into consideration more qualitative/individual factors to reward executives for non-financial achievements that are critical to the growth and success of our Company in the long-term.
We set the ranges of bonuses payable pursuant to the cash bonus measure for each executive as a percentage of annual base salary, as set forth below. In order to help manage total potential compensation payouts, annual cash bonus opportunities are capped at a maximum bonus level, regardless of the extent to which performance exceeds targeted levels.
Executive	Threshold	Target	Maximum
Chairman, Chief Executive Officer and Principal Financial Officer	50%	100%	200%
Executive Vice President, General Counsel and Secretary	37.5%	75%	150%
Senior Vice President, Chief Accounting Officer and Treasurer	37.5%	75%	150%
Senior Vice President and Chief Investment Officer	37.5%	75%	150%
In the first quarter of 2022, the Committee evaluated 2021 performance, as detailed above, and determined that the Company’s performance exceeded the maximum goals established under the scorecard, including successfully achieving ESG and strategic initiatives/objectives and effectively managing the balance sheet. The Committee also assessed the individual
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EXECUTIVE COMPENSATION
performance of each NEO, which accounts for only 10% of the overall bonus. The Committee determined that the individual component was achieved at maximum level based on its assessment of the Company’s overall financial and operational achievements and each NEO’s considerable efforts and contributions toward these achievements. Key considerations included:
•	Entered into definitive agreements to acquire nearly $2 billion in new properties through the expansion of existing tenant relationships and the entry into an important new tenant relationship; and
•	Significant value created for shareholders, including TSR of 22% over the one-year period and 84% over the three-year period ended December 31, 2021.
Based on the formula and assessment described above and each executive’s bonus opportunities, the following illustrates the actual amount paid to each NEO for 2021:
Executive	Actual Bonus Percent of Base Salary	Actual Payment
Chairman, Chief Executive Officer and Principal Financial Officer	200%	$3,616,936
Executive Vice President, General Counsel and Secretary	150%	$675,000
Senior Vice President, Chief Accounting Officer and Treasurer	150%	$630,000
Senior Vice President and Chief Investment Officer	150%	$600,000
Long-Term Performance-Based Equity Awards
While the annual cash bonus program was designed to incentivize the Company’s management team to achieve specific near-term internal Company goals, the long-term performance equity award program was designed to focus management on the Company’s long-term performance in relation to the broader REIT indices. We believe that having a majority of compensation structured as equity compensation motivates executives to increase the long-term value of the Company by aligning a significant portion of their total compensation with the interests of the Company’s shareholders. We also believe that equity compensation is a critical tool in attracting and retaining executives with the type of entrepreneurial spirit that has been integral to the Company’s success to date and will be in the future.
Awards have three-year cliff vesting with the amount of restricted shares vested at the end of the three-year period determined based on the Company’s performance during such period measured against its peers. More specifically, the percentage of shares vesting at the end of the measurement period is based on the Company’s three-year TSR ranking among the three-year return of the companies included in (1) the MSCI US REIT index, and (2) a triple-net REIT group that includes publicly-traded REITs with revenues primarily derived from triple-net leases. The triple-net REIT measurement group for awards granted in 2021 is set forth below.
Triple-Net REITs
Agree Realty Corporation	Omega Healthcare Investors
Alexandria Real Estate Equities	Realty Income Corporation
Broadstone Net Lease	Sabra Health Care REIT, Inc.
CareTrust REIT, Inc.	Safehold Inc.
EPR Properties	Service Properties Trust
Essential Properties Trust	Spirit Realty Capital
Four Corners Property Trust	STAG Industrial Group
Global Net Lease	STORE Capital Corporation
Lexington Realty Trust	Uniti Group, Inc.
LTC Properties	VEREIT, Inc.
Medical Properties Trust, Inc.	VICI Properties Inc.
MGM Growth Properties LLC	W. P. Carey Inc.
National Retail Properties
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EXECUTIVE COMPENSATION
The performance hurdles and levels of opportunity for performance-based restricted stock awards granted in 2021 are set forth below. The awards provide for linear vesting in between achievement levels with vesting capped at target if TSR over the three-year performance period is negative.
Level	Relative TSR Hurdles (%)	Payout Percentage
Below Threshold	< 25th percentile	0%
Threshold	25th percentile	50%
Target	50th percentile	100%
Maximum	75th percentile	200%
The following table sets forth the target number of performance-based awards granted to each NEO in 2021.
Executive	Target Performance-Based Equity Awards
Chairman, Chief Executive Officer and Principal Financial Officer	110,000
Executive Vice President, General Counsel and Secretary	35,000
Senior Vice President, Chief Accounting Officer and Treasurer	32,000
Senior Vice President and Chief Investment Officer	30,000
The performance awards granted in January 2019 were each earned as of December 31, 2021 between target and maximum as a result of the Company’s relative TSR ranking compared to the MSCI US REIT index and the net lease REIT group for the measurement period. The following table shows the status of the performance awards granted in each of 2014 through 2021.
Program	Performance Period	Performance Metric	Actual Performance	Status as of 12/31/21
2021 Performance Awards	January 2021- December 2023	Relative TSR vs. MSCI US REIT Index and Select Triple-Net Lease REITs	Matures 12/31/2023	Relative TSR would result in 76% of MSCI US REIT-based target award and 124% of the triple-net lease-based target award
2020 Performance Awards	January 2020- December 2022	Relative TSR vs. MSCI US REIT Index and Select Triple-Net Lease REITs	Matures 12/31/2022	Relative TSR would result in 150% of MSCI US REIT-based target award and of the triple-net lease-based target award
2019 Performance Awards	January 2019- December 2021	Relative TSR vs. MSCI US REIT Index and Select Triple-Net Lease REITs	Relative TSR for the MSCI US REIT Index was the 70.5th percentile and for the Select Triple-Net Lease REITs was 72nd percentile	182% of target of the MSCI US REIT-based award and 188% of target of the Select Triple-Net Lease REITs was earned
2018 Performance Awards	January 2018 - December 2020	Relative TSR vs. MSCI US REIT Index and Select Triple-Net Lease REITs	Above 75th Percentile	200% of the target award was earned
2017 Performance Awards	January 2017 - December 2019	Relative TSR vs. MSCI US REIT Index and Select Triple-Net Lease REITs	Both measures above the 80th Percentile	200% of the target award was earned
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EXECUTIVE COMPENSATION
Program	Performance Period	Performance Metric	Actual Performance	Status as of 12/31/21
2016 Performance Awards	January 2016 - December 2018	Relative TSR vs. MSCI US REIT Index	Above 80th Percentile	200% of the target award was earned
2015 Performance Awards	January 2015 - December 2017	Relative TSR vs. MSCI US REIT Index	Above 80th Percentile	200% of the target award was earned
2014 Performance Awards	January 2014 - December 2016	Relative TSR vs. MSCI US REIT Index	Below 25th Percentile	0% of the target award was earned
We believe that this long-term performance-based equity incentive program complements the annual cash incentive program by providing the appropriate balance between performance-based cash and performance-based equity awards.
Long-Term Service-Based Equity Awards
In addition to the long-term performance-based equity awards, we also grant service-based awards with long-term vesting that serve as a critical retention tool and are directly correlated with the Company’s share price performance. Awards vest at a rate of 33.33% per year and are generally subject to continued employment.
Our service-based equity awards are granted as a set number of shares in each year, with periodic modifications to reward executives for performance or increased responsibilities. This further aligns our executive officers with our shareholders as the value of their equity awards can only increase (or decrease) with any changes in share price year-over-year and subjects them to the same market fluctuations as our shareholders.
The number of shares of restricted stock awarded to each NEO for 2021 was as follows:
Executive	Number of Shares
Chairman, Chief Executive Officer and Principal Financial Officer	50,000
Executive Vice President, General Counsel and Secretary	17,500
Senior Vice President, Chief Accounting Officer and Treasurer	16,000
Senior Vice President and Chief Investment Officer	15,000
Overview of 2022 Compensation Program
After reviewing the business strategy for 2022, current market data and the effectiveness of our historical programs, the Compensation Committee approved the following key changes with respect to our executive compensation structure for 2022:
•	Target compensation for the following NEOs was adjusted by the Committee for 2022:
>
Mr. Moore, Executive Vice President, General Counsel and Secretary, received a $50,000 increase in base salary, a 2,500 increase in the number of service-based awards and a 5,000 increase in the number of performance-based awards at target;

>	Ms. Burke, Senior Vice President, Chief Accounting Officer and Treasurer, received a $10,000 increase in base salary; and
>	Mr. Demchyk, Senior Vice President and Chief Investment Officer, received a $20,000 increase in base salary.
•
A formulaic cash bonus program for 2022 based on: (i) AFFO per share (35%), (ii) dividend per share (35%), (iii) achievement of stated strategic goals, which include ten goals related to (a) ESG responsibility, (b) balance sheet management, (c) growth initiatives, (d) shareholder engagement and (e) other key strategic metrics (20%) and (iv) discretionary assessment of individual performance by the Committee (10%).

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EXECUTIVE COMPENSATION
Deferred Compensation
The Company does not maintain any defined benefit pension programs for its executives. The Company maintains an elective non-qualified deferred compensation plan for executives. Pursuant to the plan, the Company’s contributions under the plan are equal to 50% of the participant’s deferral for the first 10% of the salary and/or bonus deferred, subject to a maximum annual Company contribution equal to 5% of the participant’s salary and/or bonus. All amounts credited to an executive’s account are notionally invested, as directed by the executive, in commonly available mutual funds, and the Company does not guarantee any minimum returns. The plan is unfunded and benefits are paid from the Company’s general assets. However, the Company currently contributes funds into a grantor trust on a monthly basis in respect of these deferred compensation obligations. The Company generally sets aside separately the amounts deferred by the executives and the matching contributions thereon and, to protect against excess liabilities, invests such amounts in the mutual funds notionally selected by each executive. The deferred compensation program is described in more detail under the heading Gaming and Leisure Properties Inc. Deferred Compensation Plan of this Proxy Statement.
Benefits and Perquisites
We believe that executives should be offered customary benefits and perquisites that are reasonable relative to the benefits provided to all employees, are consistent with competitive practices among the Company’s peer group and, in certain circumstances, may address a particular reasonable issue or concern of an executive. The standard benefits offered to all of the Company’s employees include medical, dental and vision insurance, group life insurance, short and long-term disability and a 401(k) with certain contributions matched by the Company (50% of employee contributions, subject to applicable contribution limits). Consistent with the objectives described above, the Company also provides certain executive officers with additional supplemental benefits and perquisites, including in limited instances, use of the Company’s private aircraft where individual circumstances merit. The description and value of such supplemental benefits and perquisites in 2021 can be found on the All Other Compensation Table of this Proxy Statement.
Employment Agreements
None of the NEOs has an employment agreement with the Company.
Other Compensation-Related Policies
Stock Ownership Guidelines
The Compensation Committee believes that it is important for executive officers and non-employee directors to have a financial stake in the Company such that their interests are more closely aligned with those of the Company’s shareholders. Accordingly, the Committee has established stock ownership guidelines for our executive officers and non-employee directors. Each executive and non-employee director is expected to acquire, and continue to hold during the term of his or her employment, equity with a value equal to the multiple of his or her annual base salary/cash retainer as indicated below. These guidelines must be satisfied within five years of the date of adoption of these guidelines, or the fifth anniversary of the executive officer’s or non-employee director’s appointment, whichever is later.
Title	Multiple
Non-Employee Directors	5x Annual Cash Retainer
Chairman and Chief Executive Officer	5x Base Salary
Executive Vice President, General Counsel and Secretary	3x Base Salary
Senior Vice President and Chief Accounting Officer	2x Base Salary
Senior Vice President and Chief Investment Officer	2x Base Salary
Senior Vice President and Chief Development Officer	2x Base Salary
Anti-Hedging and Anti-Pledging Policy. We believe that equity ownership fosters an atmosphere where directors and officers “think like owners” and are motivated to increase the long-term value of the Company by aligning their interests with those of the Company’s shareholders. Accordingly, we have adopted policies prohibiting each of the Company’s directors and executive officers from engaging in hedging transactions or, under limited circumstances, subject to the approval of the Audit and Compliance Committee, pledging Company shares.
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EXECUTIVE COMPENSATION
Compensation Clawback Policy. The Company has a commitment to ensure that its executive officers adhere to the highest professional and personal standards. Accordingly, the Company’s policy is that misconduct by any executive officer that leads to a restatement of the Company’s financial results could subject executive officers to disgorge prior compensation to the extent such compensation would not have been earned based on the restated financial statements. In light of the highly regulated nature of the Company’s business, the Committee would likely pursue such remedy, among others, where appropriate based on the facts and circumstances surrounding the restatement and existing laws.
Statutory and Regulatory Considerations. In designing the Company’s compensatory programs, we consider the various tax, accounting and disclosure rules associated with various forms of compensation. We also review and consider the deductibility of executive compensation under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”). The Tax Cuts and Jobs Act, enacted in December 2017, amended certain aspects of Section 162(m) specifically affecting the exclusion of performance-based compensation from the $1 million limit or deductions for executive compensation in future years. For 2021, we considered the implications and exemptions to such limitation. We seek to preserve the Company’s tax deductions for executive compensation to the extent consistent with the Company’s executive compensation objectives. However, we may also from time to time consider and grant compensation that may not be tax deductible if we believe such compensation is warranted to achieve the Company’s objectives.
Compensation Committee Report
We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, by reference, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Compensation Committee
James B. Perry, Chair
E. Scott Urdang
The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.
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EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2021, 2020 and 2019 by the Company's NEOs:
Name and Principal Position	Year	Salary ($)	Stock Awards - Time- Based ($)(1)	Stock Awards - Performance- Based ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Peter M. Carlino Chairman, Chief Executive Officer and Principal Financial Officer	2021	1,808,468	2,120,000	5,475,800	3,616,934	386,236	13,407,438
	2020	1,808,468	2,367,750	5,196,400	1,808,468	484,677	11,665,763
	2019	1,808,468	1,777,050	3,925,900	3,508,426	413,829	11,433,673
Brandon J. Moore Executive Vice President and General Counsel	2021	450,000	742,000	1,742,300	675,000	45,687	3,654,987
	2020	425,000	645,750	1,181,000	318,750	59,294	2,629,794
	2019	425,000	484,650	892,250	618,375	49,500	2,469,775
Desiree A. Burke Senior Vice President, Chief Accounting Officer and Treasurer	2021	420,000	678,400	1,592,960	630,000	43,250	3,364,610
	2020	400,000	645,750	1,181,000	300,000	56,225	2,582,975
	2019	400,000	484,650	892,250	582,000	47,000	2,405,900
Matthew Demchyk(5) Senior Vice President and Chief Investment Officer	2021	400,000	636,000	1,493,400	600,000	36,250	3,165,650
	2020	360,000	538,125	1,181,000	180,000	18,000	2,277,125
	2019	318,461	1,227,525	892,250	320,100	15,923	2,774,259
1.
The amounts reflect the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation - Stock Compensation” (“ASC 718”). The assumptions used in calculating these amounts are described in footnote 2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. Included in stock awards reported each year are restricted stock awards granted each year relating to the Company's long-term fixed equity award grant. For more information on the Company’s long-term fixed equity awards, see the Overview of 2021 Compensation section of the Compensation Discussion and Analysis included in this Proxy Statement.

2.
The amounts reflect the aggregate grant date fair value calculated in accordance with ASC 718. The assumptions used in calculating these amounts are described in footnote 2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. Included in stock awards reported each year are performance-based restricted stock awards granted each year, relating to the Company's long-term performance-based equity award grant. For more information on the Company’s long-term performance-based equity awards, see the Overview of 2021 Compensation section of the Compensation Discussion and Analysis included in this Proxy Statement. The following table discloses the aggregate grant date fair value of the award, assuming maximum level of achievement, but does not estimate dividends:

Year	Peter M. Carlino	Brandon J. Moore	Desiree A. Burke	Matthew Demchyk
2021	$9,328,000	$2,968,000	$2,713,600	$2,544,000
2020	$9,471,000	$2,152,500	$2,152,500	$2,152,500
2019	$7,108,200	$1,615,500	$1,615,500	$1,615,500
3.
The amounts reported each year reflect annual performance cash awards earned for each period and paid in the subsequent period. For more information on the Company's annual performance cash awards, see the Compensation Discussion and Analysis included in this Proxy Statement.

4.	See All Other Compensation Table included in this Proxy Statement for more information.
5.
Mr. Demchyk was hired on February 4, 2019. In addition to his annual grant, Mr. Demchyk received a one-time grant of 20,000 shares on his date-of-hire, subject to certain conditions, which were met on February 4, 2020.

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EXECUTIVE COMPENSATION
All Other Compensation Table
The following table describes each component of the All Other Compensation column of the Summary Compensation Table:
		Company Contributions to Deferred Compensation Plan ($)(1)	Company Contributions to 401(k) ($)(2)	Perquisites			Total ($)
Name	Year			Personal Use of Company Vehicle ($)(3)	Personal Use of Company Airplane ($)(4)	Other ($)(5)
Peter M. Carlino	2021	180,847	7,250	8,148	185,339	4,652	386,236
	2020	265,844	7,125	7,322	199,754	4,632	484,677
	2019	271,270	7,000	7,424	123,928	4,207	413,829
Brandon J. Moore	2021	38,437	7,250	—	—	—	45,687
	2020	52,169	7,125	—	—	—	59,294
	2019	42,500	7,000	—	—	—	49,500
Desiree A. Burke	2021	36,000	7,250	—	—	—	43,250
	2020	49,100	7,125	—	—	—	56,225
	2019	40,000	7,000	—	—	—	47,000
Matthew Demchyk	2021	29,000	7,250	—	—	—	36,250
	2020	18,000	—	—	—	—	18,000
	2019	15,923	—	—	—	—	15,923
1.	This column reports the Company's matching contributions under the Company's Deferred Compensation Plan.
2.	This column reports the Company's contributions to the NEOs' 401(k) savings accounts.
3.	The amount allocated for personal use of a company vehicle is calculated based upon the lease value of the vehicle and an estimate of personal usage provided by the executive.
4.
The amount allocated for personal aircraft usage is calculated based on the incremental cost to the Company for fuel, landing fees and other variable costs of operating the airplane. Since the Company's aircrafts are used for business travel, the Company does not include fixed costs that do not change based on usage, such as pilots' salaries, depreciation of the purchase cost of the aircraft and the cost of long-term maintenance.

5.	This column reports the Company's payment of country club memberships for Mr. Carlino.
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EXECUTIVE COMPENSATION
2021 Grants of Plan-Based Awards
The following table sets forth certain information regarding grants of plan-based awards to the NEOs in 2021:
			Estimated future payouts under equity incentive plan awards			All Other Stock Awards
Name	Grant Date	Grant Board Approval Date	Threshold (#)(1)	Target (#)(1)	Maximum (#)(1)	Number of Securities Underlying Stock Awards (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)
Peter M. Carlino
Long-Term Fixed Equity Awards	1/4/2021	12/9/2020				50,000	2,120,000
Long-Term Performance - Based Equity Awards - MSCI US REIT Index	1/4/2021	12/9/2020	—	55,000	110,000		2,765,400
Long-Term Performance - Based Equity Awards - Triple-Net REIT Group	1/4/2021	12/9/2020	—	55,000	110,000		2,710,400
Brandon J. Moore
Long-Term Fixed Equity Awards	1/4/2021	12/9/2020				17,500	742,000
Long-Term Performance - Based Equity Awards - MSCI US REIT Index	1/4/2021	12/9/2020	—	17,500	35,000		879,900
Long-Term Performance - Based Equity Awards - Triple-Net REIT Group	1/4/2021	12/9/2020	—	17,500	35,000		862,400
Desiree A. Burke
Long-Term Fixed Equity Awards	1/4/2021	12/9/2020				16,000	678,400
Long-Term Performance - Based Equity Awards - MSCI US REIT Index	1/4/2021	12/9/2020	—	16,000	32,000		804,480
Long-Term Performance - Based Equity Awards - Triple-Net REIT Group	1/4/2021	12/9/2020	—	16,000	32,000		788,480
Matthew Demchyk
Long-Term Fixed Equity Awards	1/4/2021	12/9/2020				15,000	636,000
Long-Term Performance - Based Equity Awards - MSCI US REIT Index	1/4/2021	12/9/2020	—	15,000	30,000		754,200
Long-Term Performance - Based Equity Awards - Triple-Net REIT Group	1/4/2021	12/9/2020	—	15,000	30,000		739,200
1.
Awards represent performance-based restricted stock with cliff vesting at the end of the performance period beginning on January 4, 2021 and ending on December 31, 2023. The amount of restricted shares vested at the end of the performance period can range from zero to a maximum of 200% of target, depending on the level of achievement of the performance goals measured against the return of the companies included in the MSCI US REIT Index or in the triple-net REIT group set forth by the Company over the measurement period. In the event of a change-of-control, awards vest immediately at target level or, if greater, the actual level of achievement as of the date of the change-of-control. For more information on the Company's performance-based equity awards, see the Overview of 2021 Compensation section of the Compensation Discussion and Analysis included in this Proxy Statement.

2.
Awards represent restricted stock awards granted to the NEOs as part of their annual compensation. All grants have vesting over three years, 33.33% on the first anniversary of the date of grant and 33.33% on each succeeding anniversary.

3.
Represents the aggregate grant date fair value of awards under ASC 718. Generally, the aggregate grant date fair value is the amount the Company would expense in its financial statements over the award's vesting period. The Company utilized a third party valuation firm to measure the fair value of the performance-based restricted stock awards at grant date using the Monte Carlo model. Additional information regarding the calculation of the grant date fair value is included in footnote 2 to the Company's audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2021.

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EXECUTIVE COMPENSATION
Outstanding 2021 Equity Awards at Fiscal Year-End
The following table sets forth information concerning equity awards outstanding as of December 31, 2021 and which have been reported in the appropriate period in the Summary Compensation Table when granted:
		Stock Awards		Performance Awards
Name	Stock Award Grant Date	Number of Shares or Units Held that Have Not Vested (#)(3)	Market Value of Shares or Units Held that Have Not Vested ($)(4)	Number of Unearned Shares or Units Held that Have Not Vested (#)(5)	Market Value of Unearned Shares or Units Held that Have Not Vested ($)(6)
Peter M. Carlino	1/2/2019	18,333	892,084
	1/2/2019(1)			110,000	6,248,000
	1/2/2019(2)			110,000	6,248,000
	1/2/2020	36,666	1,784,168
	1/2/2020(1)			110,000	5,946,600
	1/2/2020(2)			110,000	5,946,600
	1/4/2021	50,000	2,433,000
	1/4/2021(1)			55,000	2,835,800
	1/4/2021(2)			110,000	5,671,600
Brandon J. Moore	1/2/2019	5,000	243,300
	1/2/2019(1)			25,000	1,420,000
	1/2/2019(2)			25,000	1,420,000
	1/2/2020	10,000	486,600
	1/2/2020(1)			25,000	1,351,500
	1/2/2020(2)			25,000	1,351,500
	1/4/2021	17,500	851,550
	1/4/2021(1)			17,500	902,300
	1/4/2021(2)			35,000	1,804,600
Desiree A. Burke	1/2/2019	5,000	243,300
	1/2/2019(1)			25,000	1,420,000
	1/2/2019(2)			25,000	1,420,000
	1/2/2020	10,000	486,600
	1/2/2020(1)			25,000	1,351,500
	1/2/2020(2)			25,000	1,351,500
	1/4/2021	16,000	778,560
	1/4/2021(1)			16,000	824,960
	1/4/2021(2)			32,000	1,649,920
Matthew Demchyk	1/2/2019	4,166	202,718
	1/2/2019(1)			25,000	1,420,000
	1/2/2019(2)			25,000	1,420,000
	1/2/2020	8,333	405,484
	1/2/2020(1)			25,000	1,351,500
	1/2/2020(2)			25,000	1,351,500
	1/4/2021	15,000	729,900
	1/4/2021(1)			15,000	773,400
	1/4/2021(2)			30,000	1,546,800
1.	Performance-based equity awards based on the Company's performance ranking among the US MSCI REIT Index.
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EXECUTIVE COMPENSATION
2.	Performance-based equity awards based on the Company's performance ranking among the triple-net REIT peers.
3.
Represents restricted stock awards with forfeiture provisions that lapse 33.33% on each of the first, second, and third anniversary of the date of grant. In the event of a change-of-control, the forfeiture restrictions on restricted stock lapse immediately.

4.	Calculated based on the Company's common stock closing price of $48.66 on December 31, 2021, which was the last trading day of 2021.
5.
The amount of restricted stock to actually vest at the end of the performance period can range from zero to the maximum as described in the long-term performance-based equity awards section of the Overview of 2021 Compensation section of the Compensation Discussion and Analysis included in this Proxy Statement. The forfeiture provisions on the performance-based restricted stock awards granted lapse at the end of their three-year measurement period. In the event of a change-of-control, awards vest immediately at target level or, if greater, the actual level of achievement as of the date of the change-of-control, annualized for the entire performance period. As of December 31, 2021, all grants are disclosed at maximum except for the MSCI award on January 4, 2021, which is at target level.

6.
Calculated based on the Company's common stock closing price of $48.66 on December 31, 2021, which was the last trading day of 2021 plus dividends paid during the applicable performance period as of December 31, 2021.

2021 Stock Vested
The following table sets forth information concerning restricted stock awards vested during fiscal 2021:
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Peter M. Carlino	317,310	12,984,409
Brandon J. Moore	73,782	3,021,644
Desiree A. Burke	73,782	3,021,644
Matthew Demchyk	8,334	354,612
1.
The value realized for vested shares is calculated based on the closing price of the Company's common stock on the day prior to vesting for awards, not the grant date fair value disclosed elsewhere in this Proxy Statement. Includes performance share dividends, which are paid at vesting in Company common stock.

2021 Nonqualified Deferred Compensation
The following table sets forth information concerning nonqualified deferred compensation of the NEOs:
Name	Amount Previously Reported ($)	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Peter M. Carlino	23,412,275	361,694	180,847	3,829,039	—	27,783,855
Brandon J. Moore	610,772	76,875	38,437	107,660	(52,364)	781,380
Desiree A. Burke	1,033,895	72,000	36,000	146,622	(118,139)	1,170,378
Matthew Demchyk	121,530	58,000	29,000	26,175	—	234,705
1.	For each NEO, the executive's contribution is included in the NEO's salary and/or non-equity executive compensation for 2021, as reported in the Summary Compensation Table.
2.	For each NEO, the Company's contribution is included in the NEO's other compensation for 2021, as reported in the Summary Compensation Table.
3.	Amounts reflect the change in account value during 2021. No amounts are reported in the Summary Compensation Table because earnings were not above market or preferential.
Gaming and Leisure Properties, Inc.	2022 Proxy Statement | 46

EXECUTIVE COMPENSATION
Gaming and Leisure Properties, Inc. Deferred Compensation Plan
Pursuant to the Company’s Deferred Compensation Plan, as amended, most management and certain other highly compensated employees selected by the committee administering the plan (the “Plan Committee”) may elect to defer, on a pre-tax basis, a percentage of his or her salary and/or bonus. The minimum amount deferrable is $3,000 and the maximum is 90% of his or her base annual salary and/or bonus. Generally, deferral elections must be made before the beginning of the year in which compensation will be earned. The Company’s contributions under the plan are equal to 50% of the participant’s deferral for the first 10% of the salary and/or bonus deferred, subject to a maximum annual Company contribution equal to 5% of the participant’s salary and/or bonus. With the approval of the Board of Directors, the Company is also permitted to make discretionary contributions. Participants are always 100% vested in their own contributions, but Company contributions vest 20% per year of service with the Company. Therefore, employees with five or more years of service are fully vested in Company contributions under the plan. However, for employees with less than five years of service, all Company contributions become immediately and fully vested upon death, retirement (on or after age 65) or a change-of-control of the Company, as defined in the Deferred Compensation Plan. The Plan Committee may accelerate vesting of the Company’s contributions if a participant terminates his or her employment because of disability. The Plan Committee may also accelerate vesting in the event of an involuntary termination of employment pursuant to the same section of the plan.
Subject to the exceptions discussed below, participants in the Deferred Compensation Plan, or their beneficiaries, receive distributions upon retirement, death or termination. Participants can elect to receive distributions following retirement or death in the form of a lump sum payment or payment of up to ten annual installments. Distributions following retirement can be deferred for at least five years.
For purposes of the Deferred Compensation Plan, termination of employment as a result of a disability will be considered retirement. Distributions following termination of employment other than as a result of retirement or death will be in the form of a lump sum payment. Participants can also elect to receive a scheduled distribution with respect to an annual deferral amount, which is payable in a lump sum at the beginning of a designated subsequent calendar year, subject to certain limitations. In the event of an unforeseeable financial emergency and with the approval of the Plan Committee, a participant can suspend deferrals or receive a partial and/or full payout under the plan. Certain specified employees have a six-month delay imposed upon distributions pursuant to a separation from service, as required by the final Code section 409A regulations. In the event of a change-of-control, the Company will accelerate installment payments that are in pay status by paying the account balance in lump sum and will distribute the account balances of all active participants in a lump sum; provided, however, that no distributions (or accelerations of installments) will occur unless the transaction qualifies as a “change-of-control event” under Code section 409A.
Participants in the Deferred Compensation Plan may notionally invest deferred amounts, including Company contributions, in mutual funds selected by the Plan Committee. Participants may change their investment elections at any time.
Gaming and Leisure Properties, Inc.	2022 Proxy Statement | 47

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change-of-Control
The NEOs are entitled to accelerated vesting of equity-based incentive awards under the Company's Executive Change of Control and Severance Plan upon a change-of-control and, under certain circumstances, in the event of termination. The Executive Change in Control and Severance Plan is more fully described under Certain Relationships and Related Person Transactions in this Proxy Statement. The information below describes and quantifies compensation that would become payable and that which is accelerated assuming that such termination was effective December 31, 2021.
Executive Payments	Termination without Cause by Company ($)(4)	Termination Upon Death ($)(5)	Termination upon Disability ($)(5)	Change-of- Control ($)(6)	Change-of- Control Termination without Cause ($)(6)
Peter M. Carlino
Cash Severance Benefit(1)	9,572,822	4,786,411	4,786,411	—	14,359,233
Benefit Continuation(2)	16,865	16,865	16,865	—	22,487
Restricted Shares(3)	5,109,252	5,109,252	5,109,252	892,084	5,109,252
Performance-Based Restricted Shares(7)	19,397,824	26,155,972	26,155,972	26,830,892	26,830,892
Total	$34,096,763	$36,068,500	$36,068,500	$27,722,976	$46,321,864
Brandon J. Moore
Cash Severance Benefit(1)	1,481,063	987,375	987,375	—	1,974,750
Benefit Continuation(2)	29,940	29,940	29,940	—	39,920
Restricted Shares(3)	1,581,450	1,581,450	1,581,450	243,300	1,581,450
Performance-Based Restricted Shares(7)	4,580,635	6,460,655	6,460,655	6,675,402	6,675,402
Total	$7,673,088	$9,059,420	$9,059,420	$6,918,702	$10,271,522
Desiree A. Burke
Cash Severance Benefit(1)	1,386,000	924,000	924,000	—	1,848,000
Benefit Continuation(2)	29,940	29,940	29,940	—	39,920
Restricted Shares(3)	1,508,460	1,508,460	1,508,460	243,300	1,508,460
Performance-Based Restricted Shares(7)	4,529,023	6,305,820	6,305,820	6,502,160	6,502,160
Total	$7,453,423	$8,768,220	$8,768,220	$6,745,460	$9,898,540
Matthew Demchyk
Cash Severance Benefit(1)	1,150,050	766,700	766,700	—	1,533,400
Benefit Continuation(2)	29,940	29,940	29,940	—	39,920
Restricted Shares(3)	1,338,102	1,338,102	1,338,102	202,718	1,338,102
Performance-Based Restricted Shares(7)	4,494,616	6,202,597	6,202,597	6,386,666	6,386,666
Total	$7,012,708	$8,337,339	$8,337,339	$6,589,384	$9,298,088
1.
Basis for cash severance benefit is 2021 salary and assumes it is an eligible termination as defined under the Company's Executive Change of Control and Severance Plan and includes 2021 salary plus average bonus from the prior three years.

2.	Represents employer cost of medical and dental coverage.
3.
Restricted stock award values were computed based on the Company's common stock closing price of $48.66, on December 31, 2021, which was the last trading day of 2021. Restrictions on awards will immediately lapse in the event of termination as a result of termination without cause, death, disability or change-of-control termination without cause. Restrictions on awards will immediately lapse in the event of change-of-control for awards prior to January 2, 2020 (awards granted in 2020 and after have a double trigger).

Gaming and Leisure Properties, Inc.	2022 Proxy Statement | 48

EXECUTIVE COMPENSATION
4.
Performance-based restricted stock values, in the event of termination without cause by the Company, were computed based on the Company's TSR as compared to the MSCI US REIT Index and in the triple-net REIT group achieved as of December 31, 2021, shown on the table below, and then multiplied by a fraction, the numerator of which equals the number of days during such performance period that such award holder was actively employed by the Company, and the denominator of which equals the total days in the applicable performance period if terminated at December 31, 2021.

Grant	Performance at December 31, 2021 (% of maximum)
2019 - US MSCI REIT Index	91%
2019 - Triple-NET REIT peers	94%
2020 - US MSCI REIT Index	75%
2020 - Triple-NET REIT peers	75%
2021 - US MSCI REIT Index	38%
2021 - Triple-NET REIT peers	62%
5.
Performance-based restricted stock values, in the event of termination as a result of death or disability, were computed based on the Company's TSR as compared to the MSCI US REIT Index and in the triple-net REIT group achieved as of December 31, 2021, shown on the table above in footnote 4. The award is determined at the end of the applicable performance period as if such award holder were still employed at the time of the applicable performance period.

6.
Performance-based restricted stock values, in the event of change-of-control, were computed based on the Company's TSR as compared to the MSCI US REIT Index and in the triple-net REIT group achieved as of December 31, 2021, Performance shall be deemed to have been achieved at target level or, if greater, the actual level of achievement as of the date of the change-of-control. As of December 31, 2021, the performance-based restricted stock achievement level by award is detailed in the table of footnote 4. The 2021 US MSCI Award was calculated at target since the actual level of achievement was below target.

7.
All performance-based restricted stock values were computed based on the Company's common stock closing price of $48.66 on December 31, 2021, which was the last trading day of 2021, plus applicable dividends.

CEO Pay Ratio
In 2021, the compensation of Mr. Carlino, our Chairman, CEO, Principal Finanical Officer and President, was approximately 58 times the median pay of our employees resulting in a 58:1 pay ratio.
We identified our median employee by examining 2021 total compensation for all employees, excluding Mr. Carlino, who were employed by the Company as of December 31, 2021, the last day of our payroll year. We included all of our employees in this process, whether employed on a full-time or part-time basis. We did not make any assumptions or estimates with respect to total compensation. We defined “total compensation” as the aggregate of base salary (plus overtime, as applicable), cash bonus, and long-term incentive compensation awards.
After identifying the median employee based on total compensation, we calculated total compensation in 2021 for such employee using the same methodology we use for our NEOs as set forth below in the Summary Compensation Table for 2021.
	Peter M. Carlino	Median Employee
Total compensation	$13,407,438	$231,714
Pay Ratio		58
We believe that the ratio of the CEO compensation to that of the median employee is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.
As the Company sold its TRS operations in Perryville, Maryland and Baton Rouge, Louisiana during 2021, the size of the employee population from which the median employee was selected for the Company’s 2021 pay ratio calculation signficantly decreased from the size of the employee population from which the median employee was selected for the Company’s 2020 pay ratio calculation.
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A U D I T A N D C O M P L I A N C E C O M M I T T E E R E P O R T
The Audit and Compliance Committee of the Board of Directors assists the Board of Directors in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the Company's Audit and Compliance Committee Charter. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) (United States) and to issue a report thereon.
In the performance of its oversight function, the Audit and Compliance Committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2021 with management and with our independent registered public accounting firm. In addition, the Audit and Compliance Committee discussed with our independent registered public accounting firm the matters required to be discussed by the SEC and PCAOB Accounting Standard No. 1301, Communications with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit and Compliance Committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the accounting firm’s communications with the Audit and Compliance Committee concerning independence and has discussed with our independent registered public accounting firm that firm’s independence and considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.
Based on the review and discussions with management and our independent registered public accounting firm described above, the Audit and Compliance Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC.
Audit and Compliance Committee
Joseph W. Marshall, III, Chair
Barry F. Schwartz
Earl C. Shanks
The foregoing report of the Audit and Compliance Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.
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C E R T A I N R E L A T I O N S H I P S A N D R E L A T E D P E R S O N T R A N S A C T I O N S
Related Person Transactions
There are no reportable related person transactions since January 1, 2021.
Employment Agreements and Arrangements
We currently have no employment agreements in place with any of our executives. However, on January 29, 2019, the Compensation Committee of the Board adopted the Executive Change in Control and Severance Plan (the “CiC and Severance Plan”). The purpose of the CiC and Severance Plan is to provide certain of the Company’s senior management employees designated by the Compensation Committee (the “Covered Executives”) with compensation and benefits in the event of a termination of employment by the Company without Cause or resignation by the employee for Good Reason or termination of employment due to death or Disability (as such terms and other defined terms used below are defined in the CiC and Severance Plan).
Under the CiC and Severance Plan, in the event that a Covered Executive’s employment is terminated (i) by the Company for any reason other than for Cause, death, or Disability, or (ii) by the Covered Executive for Good Reason (each such event, a “Qualified Termination”) such Covered Executive shall be entitled to (a) a lump sum payment equal to two times (for the Chief Executive Officer), or one and one-half times (for all other Covered Executives), the sum of the Covered Executive’s annual base salary and average annual cash bonuses, if any, for the three years (with respect to which bonuses are determined) prior to the year of termination (“Average Bonus”), (b) continuing coverage under the Company’s group medical, dental and vision plans as would have applied if the Covered Executive remained employed for a period equal to the earlier of 18 months following the Covered Executive’s Termination Date or the date the Covered Executive becomes eligible to be covered under another employer group health plan (at such cost to the Covered Executive as would have applied in the absence of such termination), and (c) full acceleration of time-based equity awards held by the Covered Executive and any accelerated vesting of equity awards with performance-based vesting to occur in accordance with the terms of the applicable award agreement. The Covered Executive shall also be entitled to any earned but unpaid annual base salary, unpaid expense reimbursements, accrued but unused vacation and any vested benefits the Covered Executive may be entitled to under any employee benefit plan of the Company (the “Accrued Benefit”).
In addition, if the Qualified Termination occurs in connection with or within 12 months of a Change in Control (as defined in the CiC and Severance Plan), the Covered Executive shall be entitled to (i) a lump sum payment equal to three times (for the Chief Executive Officer), or two times (for all other Covered Executives), the sum of the Covered Executive’s annual base salary and Average Bonus, (ii) continuing coverage under the Company’s group medical, dental and vision plans as would have applied if the Covered Executive remained employed for a period equal to the earlier of 24 months following the Covered Executive’s Termination Date or the date the Covered Executive becomes eligible to be covered under another employer group health plan (at such cost to the Covered Executive as would have applied in the absence of such termination), and (iii) a lump sum payment equal to the Covered Executive’s pro rata target annual cash bonus for the year of termination. The Covered Executive shall also be entitled to any Accrued Benefit.
In the event that a Covered Executive’s employment is terminated on account of his or her death or Disability, such Covered Executive (or the Covered Executive’s estate or beneficiaries) shall be entitled to (i) a lump sum payment equal to the sum of the Covered Executive’s annual base salary and Average Bonus, (ii) continuing coverage under the Company’s group medical, dental and vision plans as would have applied if the Covered Executive remained employed for a period equal to the earlier of 18 months following the Covered Executive’s Termination Date or the date the Covered Executive becomes eligible to be covered under another employer group health plan (at such cost to the Covered Executive as would have applied in the absence of such termination), and (iii) full acceleration of time-based equity awards held by the Covered Executive and any equity awards with performance-based vesting to remain outstanding and earned in accordance with their terms based on performance but without further vesting based on service. The Covered Executive (or his or her estate or beneficiaries) shall also be entitled to any Accrued Benefit.
Except in the case of death of a Covered Executive, all payments and benefits under the CiC and Severance Plan are subject to timely execution and non-revocation of a separation agreement and release containing, among other provisions, post-termination restrictive covenants, including confidentiality, non-competition and non-solicitation. In each case, if the Covered Executive breaches, or threatens to commit a breach of, any of the provisions of the separation agreement and release, the Covered Executive shall forfeit his or her right to benefits under the CiC and Severance Plan, and to the extent that the Covered Executive has received a benefit under the CiC and Severance Plan, the Company shall have the right to recover such benefit.
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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Indemnification of Directors and Officers
Our charter and bylaws contain indemnification provisions for the benefit of our directors and officers.
Review and Approval of Transactions with Related Persons
Pursuant to the terms of its charter, the Audit and Compliance Committee reviews and pre-approves all conflicts of interest and related person transactions. For the purposes of the Audit and Compliance Committee’s review, related person transactions are transactions, arrangements or relationships that are required to be disclosed pursuant to SEC Regulation S-K, Item 404, including those where the Company is a participant and in which an executive officer, a director or an owner of 5% or greater of the Company’s common stock (or any immediate family member of the foregoing persons) has a direct or indirect material interest. Our Code of Business Conduct has a broad definition of conflict of interest, which includes related person transactions, and requires employees to report potential conflicts to the Compliance Officer, who is the Company's General Counsel. The General Counsel may, if appropriate, consult with members of the legal and finance staffs to determine whether the proposed transaction represents a conflict of interest or a related person transaction that must be presented to the Audit and Compliance Committee.
For transactions determined to require Audit and Compliance Committee review, the General Counsel collaborates with members of the finance staff to prepare and present the transaction to the Audit and Compliance Committee. An Audit and Compliance Committee member will not participate in the review of transactions in which he or she or his or her immediate family member has an interest. The Audit and Compliance Committee will only approve related person transactions that are in, or are not inconsistent with, the best interests of the Company based on a review of (i) the benefits to the Company of the transaction and (ii) the terms of the transaction and the terms available to or from unrelated third parties, as applicable.
Conflict of Interest Policies
As described above, our Code of Business Conduct seeks to identify and mitigate conflicts of interest between our directors, officers and employees, including our Chief Executive Officer and other executive officers, on the one hand, and the Company on the other hand, in accordance with applicable rules and regulations of the SEC and Nasdaq. Our Code of Business Conduct is available on our website www.glpropinc.com, under the “Investors” section. Waivers of our Code of Business Conduct are required to be disclosed in accordance with SEC and Nasdaq requirements. In addition, we adopted Corporate Governance Guidelines to assist our Board of Directors in the exercise of its responsibilities and to serve our interests and those of our shareholders. The information on our website shall not be deemed incorporated by reference in this Proxy Statement.
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S E C U R I T Y O W N E R S H I P O F C E R T A I N B E N E F I C I A L O W N E R S A N D M A N A G E M E N T
The following table contains information about the beneficial ownership of our common stock as of April 12, 2022 by:
•	each person, or group of persons, who beneficially owns more than 5% of our capital stock;
•	each NEO in the summary compensation table;
•	each of our directors; and
•	all directors and executive officers as a group.
Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to restrictions, options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 12, 2022 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name. Our calculation of the percentage of beneficial ownership is based on 247,834,522 shares of common stock outstanding on April 12, 2022.
Unless otherwise indicated in the footnotes, the address of each of the beneficial owners named below is: c/o Gaming and Leisure Properties, Inc., 845 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610.
	GLPI Common Stock
Name and Address of Beneficial Owner	Shares	%
Peter M. Carlino(1)(2)	10,737,535	4.3%
JoAnne A. Epps(3)	4,725
Lili Lynton(4)	14,750	*
Joseph W. Marshall, III(5)	61,355	*
James B. Perry(6)	28,101	*
Earl C. Shanks(7)	80,737	*
Barry F. Schwartz(8)	47,983
E. Scott Urdang(9)	147,592	*
Desiree Burke(10)	91,428	*
Brandon J. Moore(11)	194,993	*
Matthew Demchyk(12)	33,875	*
All executive officers and directors as a group (12 persons)	11,483,003	4.6%
5% Shareholders Not Listed Above
The Vanguard Group Inc.(13)	33,019,258	13.4%
BlackRock, Inc.(14)	15,835,618	6.4%
Capital International Investors, a division of Capital Research and Management Company(15)	19,084,523	7.7%
Capital World Investors, a division of Capital Research and Management Company(16)	19,586,372	7.9%
∗	Less than 1%
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Notes to Security Ownership of Principal Shareholders and Management Table
1.
The number of shares in the table includes: (a) 5,247,862 shares owned by the Carlino Family Trust and the Residuary Trust, each described in footnote 2 below, as to which Peter M. Carlino has sole voting power for the election of directors and certain other matters and shared investment power and shared voting power with respect to certain matters; (b) 28,683 shares owned by his wife, Marshia W. Carlino, (c) 5,460,990 shares jointly-owned with his wife, Marshia W. Carlino; and (d) 101,666 shares of restricted stock under which Mr. Carlino has voting rights but his disposition rights are currently restricted.

2.
4,860,301 shares of our common stock are owned by an irrevocable trust, which we refer to as the Carlino Family Trust, among Peter D. Carlino (who passed away in November 2013), his eight children and the former spouse of one of his children, as settlors, and certain trustees, as to which Peter M. Carlino has sole voting power for the election of directors and certain other matters. 387,561 shares are owned by a residuary trust (the “Residuary Trust”) for the benefit of Peter D. Carlino and his children. Peter M. Carlino, David E. Carlino and Richard J. Carlino have shared investment power and shared voting power with respect to certain matters for the Carlino Family Trust and for the Residuary Trust. The Carlino Family Trust has pledged an aggregate of 1,195,741 shares as security for loans to the trust and for the benefit of trust beneficiaries.

3.	Includes 4,725 shares of restricted stock under which Ms. Epps has voting rights but her disposition rights are currently restricted.
4.	Includes 6,397 shares of restricted stock under which Ms. Lynton has voting rights but her disposition rights are currently restricted.
5.	Includes 7,116 shares of restricted stock under which Mr. Marshall has voting rights but his disposition rights are currently restricted.
6.	Includes 3,802 shares of restricted stock under which Mr. Perry has voting rights but his disposition rights are currently restricted.
7.	Includes 6,525 shares of restricted stock under which Mr. Shanks has voting rights but his disposition rights are currently restricted.
8.	Includes 3,802 shares of restricted stock under which Mr. Schwartz has voting rights but his disposition rights are currently restricted.
9.
The number of shares in this table includes: (a) 5,516 shares held in trusts of which either Mr. Urdang or his wife, Marilyn Urdang, is the trustee, (b) 142,076 shares owned by Mr. Urdang and (c) 5,683 shares of restricted stock under which Mr. Urdang has voting rights but his disposition rights are currently restricted. Mr. Urdang has pledged an aggregate of 58,380 shares as security for loans.

10.	Includes 31,666 shares of restricted stock under which Ms. Burke has voting rights but her disposition rights are currently restricted.
11.	Includes 36,666 shares of restricted stock under which Mr. Moore has voting rights but his disposition rights are currently restricted.
12.	Includes 29,166 shares of restricted stock under which Mr. Demchyk has voting rights but his disposition rights are currently restricted.
13.
According to its Schedule 13G/A filed with the SEC on February 10, 2022, consists of shares beneficially owned as of December 31, 2021 by The Vanguard Group Inc. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The Vanguard Group possesses sole voting power with respect to 0 shares and shared voting power with respect to 329,915 shares and possesses sole dispositive power with respect to 32,507,384 shares and shared dispositive power with respect to 511,874 shares.

14.
According to its Schedule 13G/A filed with the SEC on February 3, 2022, consists of shares beneficially owned as of December 31, 2021 by BlackRock, Inc. and its affiliates. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. BlackRock, Inc. possesses sole voting power with respect to 14,929,318 shares and shared voting power with respect to 0 shares and possesses sole dispositive power with respect to 15,835,618 shares and shared dispositive power with respect to 0 shares.

15.
According to its Schedule 13G filed with the SEC on February 11, 2022, consists of shares beneficially owned as of December 31, 2021 by Capital International Investors, a division of Capital Research and Management Company. The address of Capital World Investors is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071. Capital International Investors possesses sole voting power with respect to 19,084,523 shares and shared voting power with respect to 0 shares and possesses sole dispositive power with respect to 19,084,523 shares and shared dispositive power with respect to 0 shares.

16.
According to its Schedule 13G/A filed with the SEC on February 11, 2022, consists of shares beneficially owned as of December 31, 2021 by Capital World Investors, a division of Capital Research and Management Company. The address of Capital World Investors is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071. Capital World Investors possesses sole voting power with respect to 19,586,372 shares and shared voting power with respect to 0 shares and possesses sole dispositive power with respect to 19,586,372 shares and shared dispositive power with respect to 0 shares.

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E Q U I T Y C O M P E N S A T I O N P L A N I N F O R M A T I O N
Equity Compensation Plan Information Table
December 31, 2021	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	—	—	3,397,430
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D E L I N Q U E N T S E C T I O N 1 6 (a) R E P O R T
Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership of our common stock and any other equity securities of the Company with the SEC. Such officers, directors and shareholders are required by SEC regulations to furnish us with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC and of written representations by officers, directors, and greater than 10% shareholders, we believe that during 2021 all officers, directors, and greater than 10% shareholders subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis, except that each of Brandon Moore, Desiree Burke and Peter Carlino did not timely file one Form 4 with respect to three transactions. Steven Ladany did not timely file one Form 4 with respect to four transactions, and JoAnne Epps did not timely file her Form 3.
Gaming and Leisure Properties, Inc.	2022 Proxy Statement | 56

PROPOSAL 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Compliance Committee has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, and the shareholders are asked to ratify this selection. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since September 2016. All audit and non-audit services provided by Deloitte & Touche LLP are approved by the Audit and Compliance Committee. Deloitte & Touche LLP has advised the Company that it has no direct or material indirect interest in the Company or its affiliates. Representatives of Deloitte & Touche LLP are expected to participate in the meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
A description of aggregate fees for professional services performed in relation to fiscal 2021 and fiscal 2020 is as follows:
	Fiscal 2021	Fiscal 2020
Audit Fees(1)	$1,210,500	$1,323,000
Audit-Related Fees(2)	32,500	32,500
Tax Fees	—	—
Total Fees	$1,243,000	$1,355,500
1.
Audit fees include fees associated with the annual audit, reviews of the Company’s quarterly reports on Form 10-Q, annual audits required by law for certain jurisdictions, comfort letters, consents and other audit and attestation services related to statutory or regulatory filings. Fees included additional out-of-scope fees for debt refinancing, equity offerings and acquisitions in 2021 and 2020. Fees in 2020 also included a review of lease amendments.

2.	The fees disclosed under this category consist of fees for an employee benefit plan audit.
Audit and Compliance Committee Pre-Approval Policies and Procedures
Under our Audit and Compliance Committee’s charter, the Audit and Compliance Committee must pre-approve all audit and other permissible non-audit services proposed to be performed by our independent registered public accounting firm. The Audit and Compliance Committee is also responsible for approving, in advance, all requests by management for permissible non-audit services to be provided to us by the independent registered public accounting firm. If the Audit and Compliance Committee delegates pre-approval authority to one or more of its members, the member would be required to report any pre-approval decisions to the Audit and Compliance Committee at its next scheduled meeting. All of the fees paid to the Company’s independent auditor described above were pre-approved by the Audit and Compliance Committee.
Required Vote
The affirmative vote of a majority of votes cast is required to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. However, the vote is not binding on the Audit and Compliance Committee. The Board of Directors and the Audit and Compliance Committee value the opinions of our shareholders and, to the extent there is any significant vote against the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm, we will consider our shareholders’ concerns but may nevertheless retain Deloitte & Touche LLP.
Our Board of Directors unanimously recommends a vote FOR the ratification of the selection of
Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending
December 31, 2022.

Gaming and Leisure Properties, Inc.	2022 Proxy Statement | 57

PROPOSAL 3 ADVISORY (NON-BINDING) VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules. Currently, this vote is conducted annually. The next vote will occur at the 2023 Annual Meeting of Shareholders.
As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation is designed to reward executive performance that contributes to our success while encouraging behavior that is in our long-term best interests. We also seek to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase shareholder value. At the core of our executive compensation program is our “pay for performance” philosophy that links competitive levels of compensation to achievements of our overall strategy and business goals, as well as predetermined objectives. We believe our compensation program is strongly aligned with the interests of our shareholders and sound corporate governance principles and is deserving of shareholder support. At the 2021 Annual Meeting of Shareholders, approximately 87% of the voted shares approved such advisory vote.
We urge you to read the Compensation Discussion and Analysis section and compensation tables and narrative discussion in this Proxy Statement for additional details on our executive compensation, including our compensation philosophy and objectives and the compensation of our NEOs.
We are asking our shareholders to again indicate their support for our NEOs’ compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.
In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, our Board of Directors will request your advisory vote on the following resolution at the Annual Meeting:
RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
Required Vote
The affirmative vote of a majority of votes cast is required to approve the Company’s executive compensation on a non-binding advisory basis.
Our Board of Directors unanimously recommends a vote FOR the approval of the compensation of the named executive officers as disclosed in this Proxy Statement.
Gaming and Leisure Properties, Inc.	2022 Proxy Statement | 58

F R E Q U E N T L Y A S K E D Q U E S T I O N S
When and where will the meeting take place?
The Annual Meeting will be held on June 16, 2022, at 10:00 a.m. Eastern Time, by means of a live virtual-only online webcast.
Why did I receive only a Notice of Internet Availability of Proxy Materials?
As permitted by the SEC, the Company is furnishing to shareholders its notice of the Annual Meeting (the “Notice”), this Proxy Statement and the 2021 Annual Report primarily via the Internet. On or about April 28, 2022, we will mail to each of our shareholders (other than those who previously requested electronic delivery or to whom we are mailing a paper copy) a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access and review the proxy materials via the Internet and how to submit a proxy electronically using the Internet. The Notice of Internet Availability also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the Notice of Internet Availability, you will not receive a paper copy of the proxy materials unless you request one.
We believe the delivery options that we have chosen will allow us to provide our shareholders with the proxy materials they need, while minimizing the cost of the delivery of the materials and the environmental impact of printing and mailing printed copies.
What is the purpose of the Annual Meeting and these materials?
We are providing these proxy materials in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting and any adjournments or postponements of the meeting.
At the Annual Meeting, you will be asked to vote on the following matters:
•	a proposal to elect eight (8) directors to hold office until the 2023 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified (Proposal No. 1);
•	a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year (Proposal No. 2);
•	a proposal to approve, on a non-binding advisory basis, the Company’s executive compensation (Proposal No. 3); and
•	any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.
What are the voting recommendations of the Board of Directors on these matters?
The Board of Directors recommends that you vote your shares as follows:
•	FOR the election of each of the nominees as directors to the Board of Directors (Proposal No. 1);
•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year (Proposal No. 2); and
•	FOR the approval, on a non-binding advisory basis, of the Company's executive compensation (Proposal No. 3).
Who is entitled to vote at the Annual Meeting?
The record date for the Annual Meeting is April 12, 2022. You have one vote for each share of our common stock that you owned at the close of business on the record date, provided that on the record date those shares were either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a bank, broker, or other intermediary. As of that date, there were 247,834,522 shares of common stock entitled to vote. There is no other class of voting securities outstanding.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Most of our shareholders hold their shares through a bank, broker, or other intermediary (that is, in “street name”) rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
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FREQUENTLY ASKED QUESTIONS
Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer, you are considered to be the shareholder of record with respect to those shares, and we have sent the Notice of Internet Availability directly to you. As a shareholder of record, you have the right to grant your voting proxy directly to us or to vote at the Annual Meeting using the online Annual Meeting website as described below.
Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name,” and the Notice of Internet Availability has been forwarded to you by your bank, broker, or intermediary (which is considered to be the shareholder of record with respect to those shares). As a beneficial owner, you have the right to direct your bank, broker, or intermediary on how to vote and are also invited to attend the Annual Meeting, but should follow the instructions below for attending the Annual Meeting. Your bank, broker, or intermediary has sent you a voting instruction card for you to use in directing the bank, broker, or intermediary regarding how to vote your shares.
What options are available to me to vote my shares?
Whether you hold shares directly as the shareholder of record or through a bank, broker, or other intermediary, your shares may be voted at the Annual Meeting by following any of the voting options available to you below:
You may vote via the Internet.
•
If you received a Notice of Internet Availability by mail, you can submit your proxy or voting instructions via the Internet by following the instructions provided in the Notice of Internet Availability.

•	If you received a Notice of Internet Availability or proxy materials by email, you may submit your proxy or voting instructions via the Internet by following the instructions included in the email.
•
If you received a printed set of the proxy materials by mail, including a paper copy of the proxy card or voting instruction form, you may submit your proxy or voting instructions via the Internet by following the instructions on the proxy card or voting instruction form.

You may vote via the telephone.
•
If you are a shareholder of record, you can submit your proxy by calling the telephone number specified on the paper copy of the proxy card you received if you received a printed set of the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone.

•
Most shareholders who hold their shares in street name may submit voting instructions by calling the number specified on the paper copy of the voting instruction form provided by their bank, broker, or other intermediary. Those shareholders should check the voting instruction form for telephone voting availability.

You may vote by mail. If you received a printed set of the proxy materials, you can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope.
You may vote during the meeting. You or your proxy holder will be able to vote during the virtual-only Annual Meeting by visiting www.virtualshareholdermeeting.com/GLPI2022 and using your control number assigned by Broadridge Financial Services, Inc. To receive access to the virtual-only Annual Meeting, registered shareholders and beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions under “How do I gain access to the virtual-only annual meeting?” below.
Even if you plan to attend the virtual-only Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting to ensure that your votes(s) will be counted if you later are unable to attend.
What if I do not vote for some of the items listed on my proxy card or voting instruction card?
If you properly return your proxy card in the enclosed envelope but do not mark selections, your shares will be voted in accordance with the recommendations of our Board of Directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions.
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FREQUENTLY ASKED QUESTIONS
If you are a beneficial owner and hold your shares in street name through a bank, broker, or other intermediary and do not give voting instructions to the bank, broker, or intermediary, the bank, broker, or other intermediary, as applicable, will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters, including the uncontested election of directors. As a result, if you are a beneficial owner and hold your shares in street name, but do not give your bank, broker, or other intermediary instructions on how to vote your shares with respect to the following matters, no votes will be cast on your behalf: the election of directors (Proposal No. 1); and the non-binding advisory vote on the Company's executive compensation (Proposal No. 3).
If you do not provide voting instructions to your broker, and your broker indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Proxy cards that reflect a broker non-vote with respect to at least one proposal to be considered at the Annual Meeting (so long as they do not apply to all proposals to be considered) will be considered to be represented for purposes of determining a quorum but generally will not be considered to be entitled to vote with respect to that proposal. Broker non-votes are not counted in the tabulation of the voting results with respect to proposals that require a majority of the votes cast.
How is a quorum determined?
The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast at the Annual Meeting constitutes a quorum at the Annual Meeting; provided, however, that shares owned, directly or indirectly, by the Company and controlled, directly or indirectly, by the Board of Directors will not be counted in determining the total number of outstanding shares for quorum purposes. Abstentions, broker votes and broker non-votes (only when accompanied by broker votes with respect to at least one matter at the meeting) are considered present and entitled to vote for purposes of establishing a quorum for the transaction of business at the Annual Meeting. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the shareholders present by attendance at the meeting or by proxy may adjourn the Annual Meeting, until a quorum is present. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each shareholder of record entitled to vote at the meeting.
What vote is required to approve each proposal at the Annual Meeting?
Proposal		Vote Required	Broker Discretionary Voting Allowed
Proposal No. 1	Election of Directors	Majority of Votes Cast	No
Proposal No. 2	Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of Votes Cast	Yes
Proposal No. 3	Non-Binding Advisory Vote to Approve Executive Compensation	Majority of Votes Cast	No
With respect to Proposal No. 1, you may vote FOR, AGAINST or ABSTAIN your vote on each nominee. Each nominee receiving a majority of votes cast FOR will be elected. A properly executed proxy marked ABSTAIN with respect to the election of a director or directors will not be voted with respect to such director or directors. Proxies may not be voted for more than one director.
With respect to Proposal Nos. 2 and 3, you may vote FOR, AGAINST or ABSTAIN. If you abstain from voting on Proposal 2 or 3, your shares will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast.
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FREQUENTLY ASKED QUESTIONS
Can I change my vote or revoke my proxy?
Yes. Any shareholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:
•	submitting to our Corporate Secretary, before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;
•	timely delivery of a valid, later-dated proxy (only the last proxy submitted by a shareholder by Internet, telephone or mail will be counted); or
•
voting during the virtual-only Annual Meeting (participation in the virtual-only Annual Meeting will not by itself constitute a revocation of a proxy) by following the instructions set forth under “What options are available to me to vote my shares? – You may vote during the meeting”.

For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker, or intermediary holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker, or intermediary. Alternatively, you may revoke any previous voting instructions by voting during the virtual-only Annual Meeting in accordance with the instructions set forth above.
Are there other matters to be voted on at the Annual Meeting?
We do not know of any matters that may come before the Annual Meeting other than Proposal Nos. 1 through 3 included herein. If any other matters are properly presented at the Annual Meeting, the persons named as proxies on the enclosed proxy card intend to vote or otherwise act in accordance with their judgment on the matter.
Is a list of shareholders available?
The names of shareholders of record entitled to vote at the Annual Meeting will be available for review by shareholders during the Annual Meeting on the Annual Meeting website.
Where can I find the voting results?
Preliminary voting results will be announced at the Annual Meeting, and final voting results will be reported in a Current Report on Form 8-K, which we will file with the SEC within four (4) business days following the Annual Meeting.
Who is soliciting proxies, how are they being solicited, and who pays the cost?
The solicitation of proxies is being made on behalf of our Board of Directors and we will bear the costs of the solicitation. This solicitation is being made by mail and through the Internet, but also may be made by telephone or in person. We have engaged Alliance Advisors, LLC to aid in the solicitation of proxies and to verify records relating to the solicitation for an estimated fee of $12,500. All costs of such solicitation of proxies will be borne by us. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes.
How do I gain access to the virtual-only Annual Meeting?
This year, the Company's Annual Meeting will be held virtually via the Internet by means of a live audio webcast.
Only shareholders who owned common stock as of the close of business on April 12, 2022 will be entitled to participate in the virtual-only Annual Meeting. The Annual Meeting will begin at 10:00 a.m. (EDT).
If you wish to attend the virtual-only Annual Meeting, regardless of whether your shares are registered in your name with Continental Stock Transfer or your shares are held through a stock brokerage account or by a bank or other holder of record, go to www.virtualshareholdermeeting.com/GLPI2022 and enter the control number you received on your proxy card or Notice of Annual Meeting. You are not required to register before the meeting starts.
Gaming and Leisure Properties, Inc.	2022 Proxy Statement | 62

FREQUENTLY ASKED QUESTIONS
Shareholders participating in the virtual-only Annual Meeting will be in a listen-only mode and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the virtual-only Annual Meeting, virtual attendees are able to:
•	vote using the Annual Meeting website; and
•	submit questions or comments to the Company’s officers during the meeting by typing in the field provided in the Annual Meeting website.
Shareholders will also have the option to call in to the virtual-only Annual Meeting and listen by telephone by calling:
Optional telephone access (listen-only):
Within the U.S. and Canada: +1 877-346-6110 (toll-free)
Outside of the U.S. and Canada: +1 314-696-0511 (standard rates apply)
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O T H E R M A T T E R S
Our Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to our Board of Directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
Shareholder Proposals and Director Nominations for 2023 Annual Meeting of Shareholders
Shareholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our Proxy Statement and form of proxy for our 2023 Annual Meeting of Shareholders must be received by us no later than December 29, 2022 and must comply with the requirements of the proxy rules promulgated by the SEC.
In accordance with our amended and restated bylaws, for a proposal of a shareholder to be raised from the floor and presented at our 2023 Annual Meeting of Shareholders, other than a shareholder proposal intended to be included in our Proxy Statement and submitted pursuant to Rule 14a-8 promulgated under the Exchange Act, a shareholder's notice must be hand-delivered or mailed by certified or registered mail, return receipt requested, to our principal executive offices, together with all supporting documentation required by our bylaws, not prior to January 17, 2023 and not later than February 16, 2023. Shareholder proposals should be addressed to Gaming and Leisure Properties, Inc., 845 Berkshire Boulevard, Suite 200, Wyomissing, PA 19610, Attention: Secretary.
In addition to satisfying the foregoing advance notice requirements, to comply with the universal proxy rules under the Exchange Act (which will be in effect for next year’s annual meeting), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a.19 under the Exchange act no late than April 17, 2023.
Annual Report to Shareholders
Our 2021 Annual Report has been posted, and is available without charge, on our corporate website at www.glpropinc.com. For shareholders receiving a Notice of Internet Availability, such Notice will contain instructions on how to request a printed copy of our 2021 Annual Report. For shareholders receiving a printed copy of this Proxy Statement, a copy of our 2021 Annual Report has also been provided to you. In addition, we will provide, without charge, a copy of our 2021 Annual Report (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any shareholder of record or beneficial owner of our common stock. Requests can be made by writing to Gaming and Leisure Properties, Inc., 845 Berkshire Boulevard, Suite 200, Wyomissing, PA 19610, Attention: Secretary.
Delivery of Documents to Shareholders Sharing an Address
We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, shareholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of this Proxy Statement and the 2021 Annual Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.
If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of this Proxy Statement and the 2021 Annual Report, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact us by telephone at 610.401.2900 or in writing at 845 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, Attention: Secretary. If you participate in householding and wish to receive a separate copy of this Proxy Statement and the 2021 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact us as indicated above, and we will deliver separate copies promptly.
If your shares are held in street name through a broker, bank or other intermediary, please contact your broker, bank or nominee directly if you have questions, require additional copies of this Proxy Statement or the 2021 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of the Company’s common stock sharing an address.
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GAMING & LEISURE PROPERTIES, INC

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 15, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GLPI2022**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 15, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D84625-P68788

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GAMING AND LEISURE PROPERTIES, INC.

The Board of Directors recommends you vote FOR the following.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Peter M. Carlino	☐	☐	☐
1b. JoAnne A. Epps	☐	☐	☐
1c. Carol ("Lili") Lynton	☐	☐	☐
1d. Joseph W. Marshall, III	☐	☐	☐
1e. James B. Perry	☐	☐	☐
1f. Barry F. Schwartz	☐	☐	☐
1g. Earl C. Shanks	☐	☐	☐
1h. E. Scott Urdang	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year.	☐	☐	☐
3. To approve, on a non-binding advisory basis, the Company's executive compensation.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

D84626-P68788

GAMING AND LEISURE PROPERTIES, INC.
Annual Meeting of Shareholders
June 16, 2022 10:00 AM EDT
This proxy is solicited by the Board of Directors

The undersigned appoints James B. Perry and Barry F. Schwartz (the "Named Proxies"), and each of them or either of them as proxies for the undersigned, with the power of substitution, to vote the shares of common stock of Gaming and Leisure Properties, Inc., a Pennsylvania corporation (the "Company"). The undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), to be held by means of a live virtual-only online webcast at 10:00 AM (Eastern Time) on Thursday, June 16, 2022, and all adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "For" all nominees for director in Proposal 1, and "For" Proposals 2 and 3. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side